UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to §240.14a-12

IOVANCE BIOTHERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

825 Industrial Road, Suite 400

San Carlos, California 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Eastern Daylight Savings Time on Tuesday, June 11, 2024

Dear Stockholders of Iovance Biotherapeutics, Inc.:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Iovance Biotherapeutics, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, June 11, 2024, at 11:00 a.m. Eastern Daylight Savings Time. As in past years, the Annual Meeting will be held virtually, via live webcast. Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting, from any location that has internet connectivity. There will be no physical in-person meeting. You or your proxyholder will be able to participate and vote by visiting www.cstproxy.com/iovance/2024 and using your control number assigned by Continental Stock Transfer. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed proxy statement. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect seven directors named in the proxy statement accompanying this notice to serve until the 2025 Annual Meeting of Stockholders;
2.	To approve, by non-binding advisory vote, the compensation of our named executive officers;
3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
4.	To approve an amendment to our 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 29,700,000 shares to 36,700,000 shares and permit share recapture from our 2014 Equity Incentive Plan; and
5.	To approve an amendment to our 2020 Employee Stock Purchase Plan (the “2020 ESPP”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 1,400,000 shares to 1,900,000 shares.

We will also consider and act upon other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on April 17, 2024, as the record date for the Annual Meeting. Only stockholders of record on April 17, 2024, are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

This proxy statement and our 2023 Annual Report can be accessed directly at the following internet address: https://www.cstproxy.com/iovance/2024.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the internet, telephone, or mail.

We appreciate your continued support of Iovance Biotherapeutics, Inc. and look forward to either greeting you at the Annual Meeting or receiving your proxy.

By order of the Board of Directors

/s/ Frederick G. Vogt, Ph.D., J.D.
Interim Chief Executive Officer and President, General Counsel April 29, 2024

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	2
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	9
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	10
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
EQUITY COMPENSATION PLAN INFORMATION	30
MANAGEMENT	30
EXECUTIVE COMPENSATION	32
PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	58
PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 29,700,000 SHARES TO 36,700,000 SHARES AND PERMIT SHARE RECAPTURE FROM OUR 2014 EQUITY INCENTIVE PLAN	60
PROPOSAL NO. 5 — APPROVAL OF AN AMENDMENT TO OUR 2020 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,400,000 SHARES TO 1,900,000 SHARES	69
OTHER MATTERS	75
APPENDIX A	A-1
APPENDIX B	B-1

i

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Eastern Daylight Savings Time on Tuesday, June 11, 2024

This proxy statement and the enclosed form of proxy are furnished by Iovance Biotherapeutics, Inc., a Delaware corporation (“we,” “our,” “us,” the “Company”, or “Iovance”), in connection with the solicitation of proxies by our Board of Directors for use at our 2024 Annual Meeting of Stockholders, and any postponements, adjournments, or continuations thereof (the “Annual Meeting”). As in past years, the Annual Meeting will be held virtually, via live webcast. Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting, from any location that has internet connectivity. There will be no physical in-person meeting. You or your proxyholder will be able to participate and vote by visiting www.cstproxy.com/iovance/2024 and using your control number assigned by Continental Stock Transfer (“Continental”). Please see pages 2 to 8 of this proxy statement for further instructions on how to attend and vote your shares at the Annual Meeting. Stockholders can attend the meeting via the internet at https://www.cstproxy.com/iovance/2024 by using the 12-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 Annual Report is first being mailed on or about May 1, 2024, to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: This proxy statement, the accompanying proxy card or voting instruction card and our 2023 Annual Report are also available at https://www.cstproxy.com/iovance/2024.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What matters am I voting on at the Annual Meeting?

You will be voting:

●	To elect seven directors to serve until the 2025 Annual Meeting of Stockholders;
●	To approve, by non-binding advisory vote, the compensation of our named executive officers;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
●	To approve an amendment to our 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 29,700,000 shares to 36,700,000 shares and permit share recapture from our 2014 Equity Incentive Plan;
●	To approve an amendment to our 2020 Employee Stock Purchase Plan (the “2020 ESPP”) to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 1,400,000 shares to 1,900,000 shares; and
●	Upon any other business as may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

●	Proposal No. 1 — “FOR” election of the nominees for directors named in this proxy statement;
●	Proposal No. 2 — “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement;
●	Proposal No. 3 — “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
●	Proposal No. 4 — “FOR” the approval of an amendment to our 2018 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 29,700,000 shares to 36,700,000 shares and permit share recapture from our 2014 Equity Incentive Plan; and
●	Proposal No. 5 — “FOR” the approval of an amendment to our 2020 ESPP to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 1,400,000 shares to 1,900,000 shares.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 17, 2024 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 279,831,972 shares of our common stock outstanding. At the Annual Meeting, the stockholders will be entitled to one vote for each share of our common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors. On the Record Date, 194 shares of our Series A Convertible Preferred Stock (the “Series A Preferred”) were outstanding, which shares of Series A Preferred were convertible into 97,000 shares of common stock, and 2,842,158 shares of our Series B Convertible Preferred Stock (the “Series B Preferred”) were outstanding, which shares of Series B Preferred were convertible into 2,842,158 shares of common stock. However, except as otherwise required by law, the holders of shares of Series A Preferred and Series B Preferred do not have the right to vote on matters that come before the stockholders. Accordingly, the holders of the Series A Preferred and Series B Preferred do not have the right to vote at the Annual Meeting in their capacities as holders of preferred stock.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting by using the online meeting website.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow the instructions under the next section, “How do I register for and attend the virtual-only Annual Meeting?” Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.”

How do I register for and attend the virtual-only Annual Meeting?

There will be no in-person annual meeting of the stockholders in 2024. The Annual Meeting will be held virtually over the internet by means of a live audio webcast. Only stockholders who own common stock as of the close of business on April 17, 2024, will be entitled to attend the virtual meeting. Any stockholder wishing to attend the virtual Annual Meeting should register for the meeting by 11:59 p.m. Eastern time on June 10, 2024. To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

Registered Stockholders. If your shares are registered in your name with Continental and you wish to attend the online-only virtual meeting, go to www.cstproxy.com/iovance/2024, enter the control number you received on your proxy card or Notice and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Street Name Stockholders. Street name stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Street name stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental, a street name stockholder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Street name stockholders should contact Continental at least 5 business days prior to the meeting date.

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

●	Vote using the online meeting website at https://www.cstproxy.com/iovance/2024; and
●	Submit questions or comments to the Company’s officers during the meeting via e-mail or the virtual meeting webcast.

Starting May 31, 2024, stockholders may submit questions or comments before or during the meeting through the virtual meeting portal by typing in the “Submit a question” box.

Stockholders will also have the option to call in to the virtual meeting and listen by telephone by calling:

Optional telephone access (listen-only):

Within the U.S. and Canada: +1-800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1-857-999-9155 (standard rates apply)

Conference Passcode for telephone access:

9480586#

How many votes are needed for approval of each proposal?

The representation, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors (Proposal No. 1). Directors are elected by a majority of the votes cast, in person or by proxy, at the Annual Meeting pursuant to an amendment to the Company’s bylaws adopted by the Company in 2021. The nominees who receive the affirmative votes of a majority of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to our Board of Directors; provided, that, for contested elections, directors shall be elected by a plurality of the votes cast if, as of the date of the meeting of the stockholders, the number of nominees exceeds the number of directors to be elected; provided further, for any director nominated for re-election who fails to receive more votes cast “for” his or her re-election than “against” his or her re-election, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, may decide, based upon various factors, to allow such director to remain on the Board of Directors. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee. Shares properly withheld for a nominee by a stockholder, whether that stockholder is (i) present at the meeting or (ii) represented by proxy at the meeting will be counted as a vote against such nominee.

Advisory Vote on the Compensation of our Named Executive Officers (Proposal No. 2). For the advisory vote on the compensation of our named executive officers, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are not included in the number of shares present or represented and voting on each matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Shares subject to broker “non-votes” are considered to not be entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Ratification of Independent Accountants (Proposal No. 3). For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Shares voted to abstain are not included in the number of shares present or represented and voting and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Brokers are entitled to vote on this matter without direction from you, and therefore are included in the number of affirmative votes required to achieve a majority.

Approval of an Amendment to our 2018 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 29,700,000 shares to 36,700,000 shares and permit share recapture from our 2014 Equity Incentive Plan (Proposal No. 4). For the approval of an amendment to our 2018 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 29,700,000 shares to 36,700,000 shares and permit share recapture from our 2014 Equity Incentive Plan, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on the matter is required for approval. Shares voted to abstain are not included in the number of shares present or represented and voting on each matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Approval of an Amendment to our 2020 ESPP to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 1,400,000 shares to 1,900,000 shares (Proposal No. 5). For the approval of an amendment to the 2020 ESPP to increase the number of shares of our common stock authorized for issuance thereunder from 1,400,000 shares to 1,900,000 shares, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on the matter is required for approval. Shares voted to abstain are not included in the number of shares present or represented and voting on each matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Other Matters. The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	By Internet — You may submit your proxy from any location in the world by following the internet voting instructions on the proxy card or voting instruction card sent to you.
●	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.
●	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.
●	In Person — You may vote at the Annual Meeting by using the online website if you are a stockholder of record.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you follow the instructions under the section “How do I register for and attend the virtual-only Annual Meeting?”

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by following the internet voting instructions on the proxy card or voting instruction card;
●	returning a later-dated proxy card;
●	notifying the Corporate Secretary, in writing, at Iovance Biotherapeutics, Inc., 825 Industrial Road, Suite 400, San Carlos, California 94070; or
●	voting at the Annual Meeting by using the online website.

If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Frederick G. Vogt, Ph.D., J.D. and Jean- Marc Bellemin, or either of them, have been designated as proxies by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 1, 2024, to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker will not have discretion to vote on the election of directors or any of the other proposals, which are “non-routine” matters, absent direction from you. Absent direction from you, shares not voted for our “non routine” matters will result in broker non-votes.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials, as well as hosting the virtual-only Annual Meeting. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of our Company may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. You are responsible for any internet access charges you may incur in connection with viewing our proxy materials or voting over the internet.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees, and is also environmentally friendly. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Iovance Biotherapeutics, Inc.

Attention: Corporate Secretary

825 Industrial Road, Suite 400

San Carlos, California 94070

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than January 1, 2025, which is 120 days prior to the first anniversary of the mailing date of this proxy. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Iovance Biotherapeutics, Inc.

Attention: Corporate Secretary

825 Industrial Road, Suite 400

San Carlos, California 94070

In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an Annual Meeting of Stockholders. In general, nominations for the election of directors may be made by our Board of Directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered Timely Notice (as defined below) to our Corporate Secretary, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations, as specified in our bylaws.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of our Board of Directors (or any committee thereto), or (3) properly brought before the meeting by a stockholder who has delivered Timely Notice (as defined below) to our Corporate Secretary.

“Timely Notice” is defined in our amended and restated bylaws as that date which is not less than 90 days nor more than 120 days prior to the one-year anniversary of the previous year’s Annual Meeting of Stockholders. As a result, in order for a stockholder to bring an item of business before the 2025 Annual Meeting of Stockholders, that item must be provided to our Corporate Secretary between February 11, 2025, and March 13, 2025, in accordance with the applicable provisions of our bylaws.

You may recommend candidates to our Board of Directors for consideration by our Nominating and Corporate Governance Committee by following the procedures set forth below in “Board of Directors and Corporate Governance — Director Nominations Process — Nomination of Directors by Stockholders.”

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our Company may be obtained at the web site maintained by the SEC that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The following is information concerning the nominees for election as directors. We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holder will vote the proxies for such other nominee as he or she may determine. Each nominee currently serves as a director of the Company. The term of office of each director will expire at next year’s Annual Meeting of Stockholders.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, as nominees the following individuals for election as directors at the Annual Meeting:

Iain Dukes, D. Phil.

Athena Countouriotis, M.D.

Ryan Maynard

Wayne P. Rothbaum

Frederick G. Vogt, Ph.D., J.D.

Michael Weiser, M.D., Ph.D.
Wendy Yarno

For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance” below.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of the above-mentioned nominees.

We expect that all of the foregoing nominees will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Nomination Procedures

As set forth in our Fourth Amended and Restated Bylaws, for all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a majority of the votes cast shall be sufficient to elect a director; provided, that, for contested elections, directors shall be elected by a plurality of the votes cast if, as of the date of the meeting of the stockholders, the number of nominees exceeds the number of directors to be elected. Notwithstanding the foregoing, if any director nominated for re-election at an Annual Meeting fails to receive more votes cast “for” his or her re-election than “against” his or her re-election, such director shall promptly tender his or her resignation for our Board of Directors consideration. The Nominating and Corporate Governance Committee designated by our Board of Directors shall then make a recommendation to our Board of Directors to accept or reject the tendered resignation. Our Board of Directors will then have 90 days from the date the election results from the applicable Annual Meeting are certified to notify the resigning director of its decision. Our Board of Directors may consider all relevant factors in making its decision, including any stated reasons for “against” votes, whether the underlying cause of the “against” votes are curable, the length of service and contributions by the resigning director to us, and whether the resignation would cause us to fail to comply with any applicable rules or requirements, would lead to a “change of control” as determined pursuant to any financing or other material agreement, or would cause us to default under any material agreements. If the resigning director’s tendered resignation is not accepted, such director will continue to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of seven members. The following table sets forth the names, ages as of the Record Date, and certain other information for the seven directors whose terms are expiring at the Annual Meeting and the individuals who are nominees for election as a director at the Annual Meeting.

Directors with Terms Expiring at the Annual Meeting/Nominees	Age	Position	Director Since
Iain Dukes, D. Phil.	65	Chairman of the Board of Directors	2016
Athena Countouriotis, M.D.	52	Director	2019
Ryan Maynard	54	Director	2015
Merrill A. McPeak (1)	88	Director	2011
Wayne P. Rothbaum	56	Director	2016
Frederick G. Vogt, Ph.D., J.D.	50	Interim Chief Executive Officer and President, General Counsel; Director	Nominee
Michael Weiser, M.D., Ph.D.	61	Director	2018
Wendy Yarno	68	Director	2023

(1)	General McPeak, who has been a member of our Board of Directors since 2011, has decided to retire and will not stand for re-election at the Annual Meeting. The Company thanks General McPeak for his service to the Board of Directors.

Biographical information for each director and director nominee is included below.

Iain Dukes, D. Phil. Dr. Dukes joined our Board of Directors in August 2016 and was appointed Chairman of the Board on August 16, 2016. Dr. Dukes currently is a Venture Partner at OrbiMed Advisors LLC. He previously served as Senior Vice President and Head of Business Development and Licensing for Merck Research Laboratories through May 2016. He joined Merck in August 2013. Prior to joining Merck, Dr. Dukes was Vice President of External Research & Development at Amgen, from August 2010 to August 2013. From 2007 to 2010, Dr. Dukes was the President and Chief Executive Officer, and a member of the board of directors, of Essentialis Therapeutics, a clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare metabolic diseases. From 2000 to 2007, Dr. Dukes was Vice President of Scientific and Technology Licensing at GlaxoSmithKline, and prior to that, from 1990 to 1999, he held various positions at Glaxo Wellcome, including Head of Exploratory Development for Metabolic and Urogenital Diseases and Head of Ion Channel Drug Discovery Group. Dr. Dukes holds M.J. and Doctor of Philosophy degrees from the University of Oxford, a M.S. degree in Cardiovascular Studies from the University of Leeds and a Bachelor of Science degree in Pharmacology from the University of Bath.

Our Board of Directors believes that Dr. Dukes is highly qualified to serve as a member of the Board of Directors because of his extensive experience in the pharmaceutical industry, including his service in senior management roles.

Athena Countouriotis, M.D. Dr. Countouriotis joined our Board of Directors in June 2019. Dr. Countouriotis is the co-founder and Chief Executive Officer of Avenzo Therapeutics, a private biotechnology company focused on oncology. Previously she was the President and Chief Executive Officer and a board member of Turning Point Therapeutics from 2018 until it was acquired by Bristol-Myers Squibb in August 2022. Dr. Countouriotis has also served as the Chief Medical Officer for multiple public biotechnology companies, including Adverum Biotechnologies, Halozyme Therapeutics and Ambit Biosciences. Earlier in her career, Dr. Countouriotis led development of products for Pfizer and Bristol-Myers Squibb, including Sutent®, Mylotarg®, Bosulif® and Sprycel®. She also serves on the board of directors at BioMarin and Passage Bio, and privately held biotechnology companies Capstan Therapeutics, Leal Therapeutics and Recludix Therapeutics. Dr. Countouriotis holds an undergraduate degree from the University of California, Los Angeles and an M.D. from the Tufts University School of Medicine. She received training at the University of California, Los Angeles and at the Fred Hutchinson Cancer Research Center in the Pediatric Hematology-Oncology Program.

Our Board of Directors believes that Dr. Countouriotis is highly qualified to serve as a member of the Board of Directors because of her medical and business background and education, her experience as an executive of several biotechnology companies, and her experience in drug development. As an executive officer of a privately held company and a board member of one other public company, Dr. Countouriotis is able to devote the time necessary to our Board of Directors. We believe her experience makes her a valuable asset to the Board of Directors.

Ryan Maynard. Mr. Maynard joined our Board of Directors in February 2015. Mr. Maynard currently serves as Chief Financial Officer of Cara Therapeutics, Inc., a publicly traded commercial-stage biopharmaceutical company. Previously he served as the Chief Financial Officer of LetsGetChecked, from October 2019 to early 2022. Mr. Maynard was the Chief Financial Officer of Blade Therapeutics, Inc., a privately held biotechnology company, from February 2018 to June 2019. Until December 2017, he was the Executive Vice President and Chief Financial Officer of Rigel Pharmaceuticals, Inc., a public commercial-stage drug development company. He joined Rigel in September 2001 as Corporate Controller and was appointed as an Assistant Secretary in October 2001. In June 2006 he became Rigel’s Vice President of Finance and Acting Chief Financial Officer and became its Vice President and Chief Financial Officer in January 2007. Prior to joining Rigel, Mr. Maynard was Corporate Controller and Director of Finance and Accounting for Personify, Inc., an e-commerce software company, from November 1999 to April 2001. From July 1998 to October 1999, he served as Controller of General Magic, Inc. and from July 1994 to June 1998 he held various positions at Siliconix, Inc., most recently as Senior Finance Manager. He previously worked at Ernst & Young LLP. Mr. Maynard holds a B.S. in Commerce - Accounting from Santa Clara University.

Our Board of Directors believes that Mr. Maynard is highly qualified to serve as a member of the Board of Directors because of his extensive experience as the Chief Financial Officer of publicly traded and commercial stage biopharmaceutical companies, as well as his expertise in auditing and financial and other related matters pertaining to the operation of publicly traded pharmaceutical companies.

Merrill A. McPeak. General (Ret.) McPeak joined our Board of Directors in July 2011. From February 2015 until the appointment of Dr. Dukes as its new Chairman, General McPeak was the lead director on the Company’s Board of Directors. General McPeak also served as the Company’s unpaid, interim Chief Executive Officer from January 14, 2013 until July 24, 2013. General McPeak currently is the President of McPeak and Associates, a consulting firm that he founded in 1995. He has previously served as a director of several public companies, including Tektronix, Inc., Trans World Airlines, Inc., and ECC International Corp., where he was for many years the chairman of the board. General McPeak has served as a director of Research Solutions, Inc., a company engaged in developing systems to reuse published content, since November 2010. He also served on the board of directors of Aerojet Rocketdyne, an aerospace and defense contractor, from March 2013 to May 2019, and on the board of directors of Lilis Energy, an independent oil and gas producer, from January 2015 to April 2018. He was Chairman of the Board of Coast Plating, Inc., a privately held turnkey provider of metal processing and metal finishing services, from January 2009 until the company was acquired by Trive Capital and renamed Valence Surface Technologies. He continued as a director of the company, which became the country’s largest independently owned aerospace and defense metal processing company, until Valence was acquired by another private equity firm in June 2019. He helped found, and from December 2003 to February 2012 was Chairman of the Board of EthicsPoint, Inc., a provider of risk management and compliance software-as-a-service that was acquired in 2012 and restyled Navex Global. General McPeak remained a member of the board of directors of Navex Global until that company was sold in 2014.

From 1990 until his retirement from active military service in late 1994, General McPeak was Chief of Staff of the United States Air Force. As a member of the Joint Chiefs of Staff, General McPeak was a military advisor to the Secretary of Defense and the President of the United States. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from the George Washington University, and is a member of the Council on Foreign Relations. From July 2010 to December 2017, General McPeak was Chairman of the American Battlefield Monuments Commission.

Our Board of Directors believes that General McPeak is highly qualified to serve as a member of the Board of Directors because of his extensive leadership experience, including his experience in the military and as a director serving on numerous public and private company boards of directors.

Wayne P. Rothbaum. Mr. Rothbaum joined our Board of Directors in June 2016. Mr. Rothbaum is president of Quogue Capital, a single-family office private equity fund focused on investing and supporting small to midcap life sciences companies. Mr. Rothbaum began his career at The Carson Group, a strategic consulting firm, where he managed its life sciences practice and boutique investment bank Evolution Capital. Following The Carson Group’s sale to Thomson Reuters in 2001, Mr. Rothbaum founded Quogue Capital, through which he has founded and/or invested in numerous private and public life sciences companies. In 2012, Mr. Rothbaum co-founded and was the Executive Chairman of Acerta Pharma, a private life sciences company he later sold to AstraZeneca. Acerta’s lead drug, Calquence® (acalabrutinib) was approved by the FDA for mantle cell lymphoma in 2017 and chronic lymphocytic leukemia in 2020. In 2016, Mr. Rothbaum also co-founded Kartos Therapeutics following the in-license of an investigational MDM2 inhibitor from Amgen. More recently, in 2019, he co-founded Telios Pharma after licensing a novel targeted therapy from Merck KGaA to treat selected blood cancers and ophthalmology diseases. Additionally, Mr. Rothbaum has taken a leadership role in transforming the Company, restructuring and reorganizing our Board of Directors, senior management and overall clinical operations and strategy. Currently, Mr. Rothbaum is a board member and our largest shareholder. Mr. Rothbaum graduated Phi Beta Kappa from Binghamton University in 1990 with a dual major in political science and psychology and received his MA in international economics from The George Washington University. He is listed as an inventor on many scientific patents and is published in numerous medical journals, including The New England Journal of Medicine, The Lancet and the Journal of Clinical Oncology.

Our Board of Directors believes that Mr. Rothbaum is highly qualified to serve as a member of the Board of Directors on the basis of his business background and education, his investment experience as the manager of an investment fund focused on the life sciences industry, and his experience serving in a leadership and management capacity with other biotechnology companies.

Frederick G. Vogt, Ph.D., J.D. Dr. Vogt became our Interim Chief Executive Officer and President on June 10, 2021 and became our General Counsel on July 1, 2017. He originally joined the Company in September 2016, and has more than 20 years of experience in the pharmaceutical and biopharmaceutical industries. Prior to joining Iovance, Dr. Vogt practiced law at the international firm of Morgan, Lewis & Bockius LLP, focusing on intellectual property and business law in the life sciences and representing clients in patent strategy, transactional, and litigation matters.

Previously he served in numerous scientific, management, and legal roles of increasing responsibility over a period of 13 years at GlaxoSmithKline, where he focused primarily on oncology and cardiovascular drug development. While at GSK, Dr. Vogt made contributions to the development and approval of Hycamtin®️, Votrient®️, Tafinlar®️, and Mekinist®️. Dr. Vogt holds a B.S. in Chemistry from Ursinus College, a Ph.D. in Chemistry from the Pennsylvania State University, and a J.D. from Temple University. He has authored or co-authored more than 70 research papers and book chapters and is a co-inventor of numerous patent applications in the drug development and life sciences fields. He is admitted to practice in Pennsylvania and before the U.S. Patent and Trademark Office, the U.S. District Court for the Eastern District of Pennsylvania, and the U.S. Court of Appeals for the Federal Circuit.

Our Board of Directors believes that Dr. Vogt is highly qualified to serve as a member of the Board of Directors because of his medical, legal, and business background and education and extensive experience in the pharmaceutical industry, including his service and track record of success in senior management roles at the Company. We believe his experience makes him a valuable asset to the Board of Directors.

Michael Weiser, M.D., Ph.D. Dr. Weiser joined our Board of Directors in March 2018. He is the founder and has been a principal of Actin Biomed LLC since 2006. Actin Biomed is a healthcare investment firm focused on the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin Biomed, Dr. Weiser was the Director of Research at Paramount BioCapital, Inc., a pharmaceutical development and healthcare investment firm. Dr. Weiser previously served as the chairman of the board of directors of Chelsea Therapeutics International, Ltd., a development stage pharmaceutical company that was acquired by H. Lundbeck A/S in 2014, served on the board of directors of Ziopharm Oncology, Inc., a publicly traded biopharmaceutical company focused on immunotherapies in oncology and served on the board of directors of Emisphere Technologies, Inc., a pharmaceutical and drug delivery company. Dr. Weiser holds a B.A. in Psychology from the University of Vermont, received his M.D. from New York University School of Medicine and completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College.

Our Board of Directors believes that Dr. Weiser is highly qualified to serve as a member of the Board of Directors because of his medical and business background and education, his experience serving on boards of directors, and his investment experience as the manager of an investment fund focused on biotechnology companies.

Wendy Yarno. Ms. Yarno joined our Board of Directors in June 2023. Ms. Yarno retired in September 2008 from Merck & Co., Inc., following a 26-year career there in commercial and human resource positions of increasing seniority, most recently Executive Vice President and Chief Marketing Officer before she retired. In that role, Ms. Yarno led an organization charged with global commercialization strategy and all aspects of supporting pre-and post-launch commercialization of pharmaceuticals in more than 20 therapeutic areas. Ms. Yarno currently serves on the board of directors of publicly traded life sciences companies Ideaya Bio, Inc., Tarsus Pharmaceuticals, Inc., and Inovio Pharmaceuticals, Inc. She formerly served on the boards of St. Jude Medical, Inc., MyoKardia, Inc., Medivation, Inc., Global Blood Therapeutics, Inc., Aratana Therapeutics, Inc., Alder Biopharmaceuticals, Inc. and Durata Therapeutics, Inc., prior to their acquisitions. Ms. Yarno received a B.S. in Business Administration from Portland State University and an M.B.A. from Temple University.

Our Board of Directors believes that Ms. Yarno is highly qualified to serve as a member of the Board of Directors because of her extensive experience in the pharmaceutical industry, including her service in senior management roles and her experience serving on boards of directors. We believe her experience makes her a valuable asset to the Board of Directors.

Director Independence

Our Board of Directors has determined that each of our current directors qualify as “independent directors” as defined under the applicable The Nasdaq Stock Market LLC Rules and the rules of the SEC, satisfy the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and have no material relationships with us (either directly or as a partner, stockholder or officer of any entity) that are inconsistent with a finding of their independence as members of our Board of Directors. Our Board of Directors has determined that Mr. Maynard, General McPeak, Dr. Weiser, and Ms. Yarno the current members of our Audit Committee, also are “independent” for purposes of service as the members of our Audit Committee.

Board Diversity Matrix

The tables below provide certain highlights of the composition of our Board of Directors as of the Record Date and as of the record date for our 2023 annual meeting of stockholders. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f). Our Board of Directors is committed to having a diversified board, including diversity of thought, background and experience, and diversity of personal characteristics such as gender identity, race, ethnicity and sexual orientation.

Board Diversity Matrix (as of April 17, 2024)
Total Number of Directors				7
					Did Not
					Disclose
Part I: Gender Identity	Female	Male		Non-Binary	Gender
Directors	2	5		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	5		—	—
Two or More Races or Ethnicities	—	—			—
LGBTQ+			1
Did Not Disclose Demographic Background			—

Board Diversity Matrix (as of April 14, 2023)
Total Number of Directors				7
					Did Not
					Disclose
Part I: Gender Identity	Female	Male		Non-Binary	Gender
Directors	2	5		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	2	5		—	—
Two or More Races or Ethnicities	—	—			—
LGBTQ+			1
Did Not Disclose Demographic Background			—

Corporate Governance Highlights at a Glance

What we do	What we do not do
Annual Election of Directors	No Poison Pill
Robust Independent Director Role	No Supermajority Voting Provisions
Majority of Independent Directors	No Classified Board
Non-Executive Chairperson
Regular Non-Executive Director Executive Sessions
Proactive Stockholder Engagement
Annual Say on Pay Vote

Director Nominations Process

The Nominating and Corporate Governance Committee administers our director nominations process and establishes criteria for Board of Directors member candidates and the process by which candidates for inclusion in our recommended slate of director nominees are selected. The Committee’s charter is available under the “Investors” section of our website at www.iovance.com, under “Corporate Governance — Governance Highlights.”

Minimum Criteria for Board of Directors Members. Under the director nominations process, each Board of Directors candidate must possess at least the following specific minimum qualifications:

●	The candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.
●	The candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and established a record of professional accomplishment in his or her chosen field.
●	Neither the candidate nor any family member (as defined in The Nasdaq Stock Market LLC Rules) or affiliate or associate (each as defined in SEC rules) shall have any material personal, financial or professional interest in any of our current or potential competitors.
●	The candidate shall be prepared to participate fully in Board of Directors activities, including, if eligible, active membership on at least one committee and attendance at, and active participation in, meetings of the Board of Directors and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Desirable Qualities and Skills. The Nominating and Corporate Governance Committee also considers it desirable that each candidate should:

●	Contribute to our Board of Directors’ overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.
●	Add positively to the collaborative culture among Board of Directors members.
●	Possess professional and personal experiences and expertise relevant to our goal of being a leading biopharmaceutical company. At this stage of our development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company chief executive officer or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of oncology, immunology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates. The Nominating and Corporate Governance Committee has two primary methods for identifying Board of Directors candidates. On a periodic basis, the Nominating and Corporate Governance Committee may solicit suggestions for possible candidates from a number of sources, which may include members of the Board of Directors, our senior executives, individuals personally known to members of the Board of Directors, and independent research by either members of the Board of Directors or our senior executives. The Nominating and Corporate Governance Committee may also use its authority under its Charter to retain at the Company’s expense one or more search firms to identify candidates. If a search firm is used, it may be asked to identify possible candidates who meet minimum and desired qualifications; interview and screen candidates and conduct appropriate background and reference checks; act as a liaison among the Board of Directors, the Nominating and Corporate Governance Committee, and the candidate during the screening and evaluation process; and be available for consultation as needed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has the authority under its Charter to approve such firms’ fees and other retention terms.

Nomination of Directors by Stockholders. The Nominating and Corporate Governance Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. Any of our stockholders may recommend one or more eligible persons for election as a director at an Annual Meeting of Stockholders if the stockholder provides the recommendation to our Corporate Secretary at our principal executive offices not less than 90 days and not more than 120 days prior to the anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. In the event that we set an annual stockholders meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, the stockholder’s recommendation must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of that date was made, whichever occurs first. To be eligible for consideration, a candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects, as determined by the Nominating and Corporate Governance Committee or by applicable law, qualify as an “independent director” under The Nasdaq Stock Market LLC Rules and meet the Minimum Criteria for Board of Directors Members set forth above.

Evaluation of Candidates. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. If, based on the Nominating and Corporate Governance Committee’s or other director’s initial evaluation, a candidate continues to be of interest, the Nominating and Corporate Governance Committee Chair or one or more other directors will interview the candidate and communicate the interviewer(s)’ evaluation to the other Nominating and Corporate Governance Committee member(s), the Chairman of the Board of Directors, the Chief Executive Officer, and the independent members of the Board of Directors. Later reviews will be conducted by other members of the Nominating and Corporate Governance Committee, the Board of Directors and senior management. Ultimately, background and reference checks will be conducted, and the Nominating and Corporate Governance Committee will meet to finalize its list of recommended candidates for the Board of Directors’ consideration.

Timing of the Identification and Evaluation Process. Our fiscal year is the calendar year. The Nominating and Corporate Governance Committee expects generally to meet one or more times to consider, among other things, candidates to be recommended to the Board of Directors for inclusion in our recommended slate of director nominees for the next annual meeting and our Proxy Statement. Our Board of Directors usually meets each March or early April and at that meeting approves, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May or June. All candidates, whether identified internally or by a nomination received from a stockholder, who after evaluation are recommended by the Nominating and Corporate Governance Committee and the independent members of the Board of Directors, and approved by the Board of Directors, will be included in our recommended slate of director nominees in our Proxy Statement.

Meetings of the Board of Directors

The property, affairs and business of our Company are conducted under the supervision and management of our Board of Directors, as called for under the laws of Delaware and our bylaws. Pursuant to our bylaws, our Board of Directors may establish committees of one or more directors from time to time, as it deems appropriate.

Our common stock currently is listed on The Nasdaq Global Market. A majority of our directors currently are “independent directors” as defined under The Nasdaq Stock Market LLC Rules, which define an “independent director” as “a person other than an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors.

Our Board of Directors has determined that, for the purposes of serving on our Board of Directors for 2023, all of our directors were “independent” under The Nasdaq Stock Market LLC Rules.

Our Board of Directors held eight meetings during the fiscal year ended December 31, 2023, which included meetings of the non-executive directors of the Board of Directors. Each director attended at least 75% of the aggregate of the total meetings of the Board of Directors that were held during the portion of the 2023 fiscal year in which he/she served as a director. Our Board of Directors also acted by written consent multiple times during 2023.

Executive Sessions

During the fiscal year ended December 31, 2023, for each regular meeting of the Board of Directors and for each meeting of a standing committee of the Board of Directors, an executive session was held.

Committees of the Board of Directors

Our Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. During the fiscal year ended December 31, 2023, the Audit Committee held five meetings, the Nominating and Corporate Governance Committee held two meetings, and the Compensation Committee held one meeting. The standing committees of the Board of Directors also acted by written consent multiple times during 2023.

Current committee memberships are as follows:

Audit Committee

The Audit Committee currently consists of:

Ryan Maynard (Chair)

Merrill A. McPeak

Michael Weiser, M.D., Ph.D.

Wendy Yarno

The Audit Committee operates pursuant to a written charter. Among other things, the Audit Committee is responsible for:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm;
●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	monitoring our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Ethics;
●	overseeing our internal audit function;
●	meeting independently with our internal auditing staff or consultants, independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions;

●	discussing with management and the Board of Directors policies with respect to risk assessment and risk management, including cybersecurity, data privacy, and other information technology risks and strategies;
●	periodically reviewing and assessing the adequacy of our insurance programs, including directors’ and officers’ insurance programs, and recommending any changes to such programs to our Board of Directors; and
●	preparing the Audit Committee Report required by SEC rules (which is included on page 23 of this proxy statement).

As of the date of this proxy statement, Mr. Maynard, General McPeak, Dr. Weiser, and Ms. Yarno constitute all of the members of the Audit Committee. All of the members of the Audit Committee are non-employee directors and independent as defined under The Nasdaq Stock Market LLC Rules. Mr. Maynard is the current chief financial officer of Cara Therapeutics, Inc., having served in that role for over 2 years, and the former chief financial officer of other public companies, most recently Rigel Pharmaceuticals, Inc., where he served in that role for more than 10 years. Because of his knowledge of financial, audit and accounting matters, our Board of Directors has designated him as the “audit committee financial expert” of the Audit Committee.

The Audit Committee operates pursuant to a written charter, which is available under the “Investors” section of our website, www.iovance.com, under “Corporate Governance — Governance Highlights”.

Compensation Committee

The Compensation Committee currently consists of:

Michael Weiser, M.D., Ph.D. (Chair)

Athena Countouriotis, M.D.

Merrill A. McPeak

Wayne P. Rothbaum

The Compensation Committee is responsible for the compensation of our executives and directors. As part of its responsibilities, the Compensation Committee has the following duties and responsibilities:

●	Establish peer group, annual base salary and annual incentive compensation amounts for executive officers and, determine annual incentive levels and the operational and any other goals to be met to earn annual and long-term incentive awards.
●	Review and evaluate the performance and leadership of the Chief Executive Officer and determine the amounts of annual and any long-term incentive awards and any adjustment to the annual salary and annual incentive compensation amounts based upon such performance and other factors as the Compensation Committee deems appropriate.
●	Review the performance of the other executive officers and either approve or recommend Board of Directors approval of the amounts of annual and any long-term incentive awards and any adjustments to the annual salary and annual incentive compensation amounts based upon such performance and other factors as the Compensation Committee deems appropriate.
●	Review the compensation of non-employee directors and recommend to the Board of Directors, for its approval, the components and amounts of compensation for non-employee directors.

As part of its other responsibilities, the Compensation Committee reviews and approves any reports required by the SEC for inclusion in the annual report and proxy statement, provides general oversight of our compensation structure, and, if deemed necessary, retains and approves the terms of the retention of compensation consultants and other compensation experts. Other specific duties and responsibilities of the Compensation Committee include reviewing the performance of executive officers; reviewing and approving objectives relevant to executive officer compensation; administering our equity-based and incentive compensation plans; and establishing compensation policies and practices for service on our Board of Directors and its committees and for the Chairman of our Board of Directors.

In the Compensation Committee’s sole discretion, the Committee has the authority to retain or obtain the advice of a compensation consultant, legal counsel or other advisor after taking into consideration the independence of such compensation consultant, legal counsel or other advisor. Our Compensation Committee requires any compensation consultant, legal counsel or other advisor retained by the Compensation Committee, or who otherwise provides advice to the Compensation Committee, to be independent.

The Compensation Committee has granted our Chief Executive Officer the authority to grant equity to (i) newly hired non-executive employees, and (ii) non-executive employees as part of our annual performance review. The Compensation Committee has established certain parameters within which non-executive equity may be granted by our Chief Executive Officer.

The Compensation Committee is responsible for developing employment compensation policies for our Company, including ensuring that the policies are sufficiently attractive to retain our Company’s existing employees and to incentivize prospective employees. For a description of the processes and procedures used by the Compensation Committee for the consideration and determination of executive and director compensation, see “Executive Compensation-Compensation Discussion and Analysis.”

Our Board of Directors has determined that each of the current members of the Compensation Committee is “independent” under the current independence standards of The Nasdaq Stock Market LLC Rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of:

Iain Dukes, D.Phil. (Chair)

Athena Countouriotis, M.D.

Merrill A. McPeak

Michael Weiser, M.D., Ph.D.

The Nominating and Corporate Governance Committee recommends candidates to be nominated for election as directors at our annual meeting, consistent with criteria approved by our Board of Directors; develops and regularly reviews corporate governance principles and related policies for approval by our Board of Directors; oversees the organization of our Board of Directors to discharge its duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance. The Nominating and Corporate Governance Committee also oversees an annual assessment by the Board of Directors of its performance. In addition, the Nominating and Corporate Governance Committee oversees succession planning for executive officers in conjunction with the Board of Directors.

Usually, nominees for election to our Board of Directors are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board of Directors members, our current directors will consider such factors as they deem appropriate to assist in developing a Board of Directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity, other than as may be prescribed by law, when evaluating candidates for election to our Board of Directors. However, our Board of Directors believes that membership should reflect diversity in its broadest sense and that no one should not be chosen nor excluded based on race, color, gender, national origin, or sexual orientation. In this context, our Board of Directors does consider a candidate’s experience, education, industry knowledge, history with the Company, independence, and differences of viewpoint when evaluating his or her qualifications for election to our Board of Directors. In evaluating such candidates, our Board of Directors seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, our Board of Directors determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

Scientific Committee

In October 2020, the Board of Directors formed an ad hoc committee, which we refer to as the Scientific Committee, consisting of Mr. Rothbaum and Dr. Weiser as the two directors on this committee. The Scientific Committee also includes Dr. Vogt as a management participant in an advisory capacity, and the Scientific Committee also consults with other members of management and engages outside consultants where additional expertise is required. The Scientific Committee is primarily responsible for providing management with hands-on guidance with respect to product development, regulatory affairs, and clinical development matters, reviewing the Company’s regulatory strategy and any material filings and communications with the U.S. Food and Drug Administration (the “FDA”) and other regulatory agencies regarding any of the Company’s clinical programs, and assisting with the Company’s commercialization of its products. The Scientific Committee will remain active until such time as the Board of Directors decides to disband this committee if and when it is no longer needed. The Scientific Committee remained active throughout the year ended December 31, 2023 and continues to remain active into 2024.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time. Our Chairman and Chief Executive Officer positions are filled by two different individuals, allowing for greater independence between the Board of Directors and management.

Our Board of Directors is currently comprised entirely of individuals who are independent from the management of the Company and, assuming that the nominees are elected at the Annual Meeting, all members of our Board of Directors will continue to be independent directors. Our Board of Directors and its committees meet regularly throughout the year to assure that the independent directors are well briefed and informed with regard to the Company’s affairs. Each of the independent directors has access to the executive officers of the Company. In this fashion, we seek to maintain well informed, independent directors who are prepared to make informed decisions regarding our business affairs.

Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors as a whole plays an important role in overseeing the identification, assessment, and mitigation of such risks. Our Board of Directors reviews information regarding the Company’s finances and operations, as well as the risks associated with each. For example, the oversight of financial risk management lies primarily with the Audit Committee, which is empowered to appoint and oversee our independent auditors, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management and our Board of Directors. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. In fulfilling its risk oversight responsibility, our Board of Directors, as a whole and acting through any established committees, consults with management to evaluate and, when appropriate, modify our risk management strategies.

Stockholder Communication with Members of the Board of Directors

Stockholders who wish to communicate with members of our Board of Directors may contact us at our principal executive office at 825 Industrial Road, Suite 400, San Carlos, California 94070. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to Dr. Dukes, currently the Chairman of our Board of Directors, or to the particular director to whom they are addressed, or presented to the full Board of Directors or the particular director at the next regularly scheduled Board of Directors meeting.

Board of Directors Members’ Attendance at Annual Meetings

It is the Company’s policy to request that each director and director nominee attend the Annual Meeting of Stockholders. Virtual attendance of our directors at our Annual Meeting was permitted in 2023 and continues to be permitted in 2024.

Code of Ethics

Our Board of Directors has adopted a Code of Conduct and Ethics that applies to our officers, directors and employees (“Code of Ethics”). A copy of our Code of Ethics will be furnished without charge to any person upon written request. Requests should be sent to: Corporate Secretary, Iovance Biotherapeutics, Inc., 825 Industrial Road, Suite 400, San Carlos, California 94070. Our Code of Ethics is also available under the “Investors” section of our website, www.iovance.com, under “Corporate Governance — Governance Highlights”.

Commitment to Corporate Responsibility

Our corporate responsibility is fundamental to our long-term success, as well as our commitment to healthcare for cancer patients in need of new treatment options. It is also now more than ever important to our stakeholders. We have a strong commitment to environmental, social, and governance (“ESG”) issues and to adding to these efforts as we grow. We will continue to focus on ESG issues during 2024.

Positive Working Environment. Managing our people responsibly and respectfully is critical to the ongoing success of our business. We strive to provide development initiatives and career opportunities for our staff through formal training and development programs, as well as mentoring, shadowing and internal transfer practices. We recognize their contributions to our business success in which each team member plays a unique and vital role. We acknowledge and celebrate employees and teams that embody our company values of patient-centricity, integrity, agility, innovation, collaboration and excellence.

Diversity. We believe that our workforce should reflect the rich diversity of the communities where we are based. Embracing and celebrating our employees’ diversity not only strengthens our culture, it also positively impacts our performance by the inclusion of multiple viewpoints and experiences. Hiring for diversity of thought, background, experience, as well as personal characteristics such as gender identity, race, ethnicity, and sexual orientation, continues to be an area of focus as we grow our company. In 2023, our employee population increased by 11%. As of April 1, 2024, women remained a majority of the workforce, making up approximately 54% of our workforce and constituting approximately 53% of management. We are also committed to building a racially and ethnically diverse workforce. As of April 1, 2024, racially diverse employees (those self-identifying as Black or African American, Hispanic or Latino, Asian, or being two or more races) make up approximately 47% of our global workforce and approximately 41% of management (19 of our employees declined to self-identify, or otherwise did not provide us with this information).

Ethics and Corporate Governance. We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Iovance Code of Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) be truthful and honest both internally and in our business dealings with each other, and (ii) make all decisions responsibly, constructively and equitably without bias as to race, color creed, religion, national origin, sex, marital status, age, veteran’s status or membership in any other protected class or receipt of public assistance.

Environment, Health & Safety. We believe that health and safety are everyone’s responsibility. Iovance aspires to operate an integrated Environment, Health, and Safety Management System that ensures its facilities operate to internationally recognized standards. This framework includes compliance with government regulations and commitments to continuously improve the health and safety of the workforce as well as minimizing the impact of the operations on the environment. We strive for an injury-free workplace, and we are committed to prevention programs that promise strong performance in all our operations. We continue to make progress on defining our key performance indicators for safety, measured by tracking several indicators, including but not limited to injury and illness rates, such as lost workday incidents, days away from work, and recordable incidents. During 2023, Iovance had an overall recordable incident rate of 0.81 with zero lost workday cases. We received one (1) Other-Than-Serious safety violation during 2023.

Our comprehensive Environment, Health, and Safety (“EHS”) program focuses risk mitigation by identifying, assessing, and correcting hazards. We continue to utilize incident management software to enable an integrated company-wide solution for incident reporting, investigation, and root cause analysis of incidents and near misses. The approach not only improves visibility and efficiency, but it also means all Iovance personnel will be able to learn from any incident. In 2023, we expanded use of this software to include operational risk management for our main manufacturing facility.

Access to controlled areas is dependent on the employee’s role, training, and business need, a policy that protects both employee safety and laboratory and manufacturing integrity. Emergency response teams exist at each location to account for all employees at Iovance buildings during an emergency evacuation. We offer regular training on the use of fire extinguishers, First Aid, cardiopulmonary resuscitation (i.e., CPR), and automatic external defibrillator use. Additional trainings are assigned to employees based on their job duties and may include topics such as bloodborne pathogens, personal protective equipment, hazard communication, ergonomics, fall prevention, and control of hazardous energy.

As part of the EHS program, each site has formed a cross-functional Safety Committee to review and analyze safety metrics and incidents to identify potential trends, provide feedback on action plans, and drive initiatives to increase awareness and improve performance. Each Safety Committee has membership from different functions and levels in the organization and is supervised by a site management team that reviews safety metrics, incidents, and Safety Committee performance on at least a quarterly basis.

Environmental Impacts. At Iovance, we recognize the importance of conducting our operations in an environmentally responsible manner. Our goal is to have zero accidental releases, non-compliances, and fines. During this reporting period, Iovance achieved compliance with all applicable environmental laws and regulations. There is shared accountability for EHS, led by the Senior Director of Environment, Health, and Safety and also overseen by members of site management. We continue to develop our environmental indicators as we move toward tracking and trending our waste recycling rate, total waste, energy and water consumption, and greenhouse gas emissions.

As we expand our operations and facility footprint, we have initiated projects to track our environmental impact, which may include measures to increase our sustainability and minimize our environmental footprint. We are also exploring energy efficient projects to lower energy use within our office areas and laboratories. The core and shell of the Iovance Cell Therapy Center (the “iCTC”), our manufacturing facility in Philadelphia, Pennsylvania, as well as our corporate headquarters in San Carlos, California, received LEED Gold certification, indicating compliance with certain robust environmentally sustainable practices, when initially constructed.

We are committed to reduce, reuse, or recycle wherever possible across our business operations. Since 2021 and to date, we have undertaken several programs, including:

●	Tampa Labs Recycling. In cooperation with the University of Southern Florida (“USF”), Iovance laboratory personnel continue to seek opportunities to expand recycling of their used plastics, paper, and cardboard. USF provides and collects 5-gallon recycling bins of paper and plastic from our labs every evening. In addition, all cardboard is broken down prior to being recycled.
●	Philadelphia iCTC Compactor. We utilize an industrial compactor to manage dry waste from our warehouse and a Good Manufacturing Practice cleaning program, which enables the facility to reduce odor, help prevent pest infestation, and maintain a cleaner and more hygienic environment. Compacting our waste also reduces landfill usage, conserves natural resources, and minimizes greenhouse gas emissions associated with waste transportation.
●	Philadelphia iCTC Baler. By reducing the volume of cardboard waste, Iovance is able to incrementally lower our waste disposal costs. By crushing and bailing our cardboard, the baler helps maximize the use of our available space by minimizing the area needed to store waste.
●	Shred-it All Policy. All Iovance facilities participate in our Shred-it All Policy for paper prior to recycling, which also protects against a data breach. In addition, the collection consoles are made from 100% recycled wood particleboard and transported in fuel-efficient trucks with idle-down technology.
●	Battery Recycling. All Iovance facilities participate in our Ever Lights Battery Collection program for recycling alkaline, lithium, dry cell, and NiCad batteries. Battery collection tubes are placed in readily accessible office areas. Once full, tubes are emptied and reused. The used batteries are repackaged and shipped in a battery cycle pail for recycling.

Director Compensation

Our Board of Directors has adopted a non-employee director cash and equity compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. The cash and equity compensation for non-employee directors under the policy for 2023 is set forth in the table below. Such compensation amounts do not exceed the 75th percentile of our peer group comparator data for the relevant role.

		Annual
		Cash	Annual
		Retainer	Equity
		($)(1)	Compensation(2)
Board of Directors membership		$50,000	$ 425,000
Chairman of the Board of Directors (Extra Retainer)		$25,000	$ 425,000
Audit Committee	Chair	$15,000
	Member	$7,500
Compensation Committee	Chair	$15,000
	Member	$7,500
Nominating and Corporate Governance Committee	Chair	$15,000
	Member	$7,500

(1)	The annual cash retainers are payable in quarterly installments in arrears.
(2)	Represents Deferred RSUs (“DRSUs”) with the following features:
●	Grant date fair market value equal to $425,000, and the number of DRSUs is determined by dividing $425,000 by the closing stock price on the date of grant rounded to not exceed $425,000 grant date fair value.
●	The DRSU vests on the earlier of one year or the day prior to the next annual shareholder meeting.
●	Receipt of shares underlying the DRSUs (and related tax event) is automatically deferred until 90 days after a director ceases to serve on the Board of Directors except in the case of a change in control or certain other corporate events.
●	Directors appointed between annual meetings will be eligible for a grant of DRSUs with a value of $425,000 at initial election and will be eligible for the next annual grant. However, the Compensation Committee has discretion to alter this approach for directors joining the Board of Directors if there are fewer than three months until the annual meeting.

The 2018 Plan stipulates that the maximum number of equity awards in any single fiscal year that may be awarded to each of the non-employee directors for serving on the Board of Directors shall be an amount equal to the grant date fair value of $425,000, subject to certain items that do not qualify as equity awards for purposes of calculating the amount of equity awards granted to non-employee directors on an annual basis. In addition to the limits prescribed by the 2018 Plan, our non-employee director compensation policy also provides that until the date of our annual meeting held in 2027, cash retainers or the value of annual equity compensation will not exceed the 75th percentile of the cash retainers or value of annual equity award compensation, respectively, paid by the then-applicable peer group, as approved by the Compensation Committee of our Board of Directors, to their non-employee directors. The Compensation Committee will assess the Company’s peer group annually, based upon a review by its compensation consultant and on such factors as the Compensation Committee deems relevant after discussion with such consultant.

Notwithstanding the foregoing, newly appointed non-employee directors may receive compensation in connection with their appointment to the Board having up to two times (2x) the value of the total annual cash retainers and equity compensation provided to any incumbent non-employee director, and directors may receive additional fees or retainers for chair and committee service. Further, no more than 60% of each non-employee director’s annual and initial equity award value will be granted in the form of stock options. In 2023, 100% of equity compensation for our non-employee Directors was paid in the form of DRSUs, as described above.

At its February 26, 2024 meeting, the Compensation Committee, acting with the authority of the Board of Directors upon the designation of the same, approved changes to items that do not qualify as equity awards for purposes of calculating the amount of equity awards granted to non-employee directors on an annual basis. The Compensation Committee also approved a special equity award of DRSUs to all members of the Board of Directors in recognition of the exceptional time commitment required to achieve the Company’s first-ever Biologics License Application (“BLA”) approval by the FDA for AmtagviTM (lifileucel) and in recognition of the significant value delivered by their efforts to obtain BLA approval to stockholders. The special equity award consisted of 50,000 DRSUs per director (with a pro rata adjustment for Ms. Yarno as a new director), plus an additional special equity award of 50,000 DRSUs for the Company’s Scientific Committee, which is comprised of Mr. Rothbaum and Dr. Weiser, and an additional special equity award for the Chairman of the Board of Directors of 50,000 DRSUs. As a result of such special equity award, each of Dr. Dukes, Mr. Rothbaum, and Dr. Weiser were granted an additional 100,000 DRSUs, each of Dr. Countouriotis, Mr. Maynard, and General McPeak were granted an additional 50,000 DRSUs, and Ms. Yarno was granted an additional 25,000 DRSUs. Per both the 2018 Plan and our non-employee director compensation policy, such special equity awards granted in recognition of an extraordinary achievement by the Company do not count towards the limits on equity awards set forth in the 2018 Plan and our non-employee director compensation policy.

Additionally, the table below shows the compensation received by each of our non-employee directors during 2023 for serving on the Board of Directors and on its committees.

Director Compensation Table

	Fees Earned	Deferred
	or Paid in	Restricted Stock Unit	Total
Name	Cash ($)	Awards ($)(1)	($)
Athena Countouriotis, M.D.	$65,000	$424,992	$489,992
Wendy L. Dixon, Ph.D.(4)	$24,959	$—	$24,959
Iain Dukes, D. Phil.	$83,489	$849,992	$933,481
Ryan Maynard	$65,000	$424,992	$489,992
Merrill A. McPeak	$75,755	$424,992	$500,747
Wayne Rothbaum(2)(3)	$240,000	$—	$240,000
Michael Weiser, M.D., Ph.D.(2)	$320,000	$424,992	$744,992
Wendy Yarno(5)	$35,659	$424,995	$460,654

(1)	Represents the grant date value of deferred restricted stock units awarded computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures, The Company’s methodology is set forth in Note 2 and Note 10 to its audited financial statements included in its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the directors upon the vesting of the deferred restricted stock unit awards, or the sale of the common stock underlying such deferred restricted stock unit awards. As of December 31, 2023, the aggregate number of shares of our common stock subject to outstanding equity awards for each non-employee director serving during 2023 was as follows:

Deferred Restricted Stock
Unit Awards
Name	(#)
Athena Countouriotis, M.D.	103,159
Wendy L. Dixon, Ph.D.(4)	-
Iain Dukes, D. Phil.	206,320
Ryan Maynard	103,159
Merrill A. McPeak	103,159
Wayne Rothbaum(3)	-
Michael Weiser, M.D., Ph.D.	103,159
Wendy Yarno	87,811

(2)	The Scientific Committee remained active throughout the year ended December 31, 2023. Given the extensive time required for the Scientific Committee activities, each director serving on the Scientific Committee will be paid $20,000 per month while this committee is active and until such time as the Board of Directors decides to disband this committee.
(3)	Until December 31, 2023, other than for the Scientific Committee, Mr. Rothbaum had declined to receive any compensation, whether cash or equity awards.

(4)	Ms. Dixon did not stand for re-election at our 2023 Annual Meeting of Stockholders. As a result, Ms. Dixon did not receive a grant of DRSUs provided to other directors, and her cash compensation was prorated accordingly.
(5)	Ms. Yarno was appointed to the Board on April 18, 2023. Ms. Yarno was granted DRSUs on April 18, 2023 and her cash compensation was prorated based on her appointment date.

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the Company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our Board of Directors. The Audit Committee has the sole authority (subject to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviewed and discussed with both management and our outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. The Audit Committee held five meetings during the fiscal year ended December 31, 2023, including regular meetings in conjunction with the close of each fiscal quarter, during which the Audit Committee reviewed and discussed the Company’s financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, for the fiscal year ended December 31, 2023. These Audit Committee meetings routinely include executive sessions of the committee, as well as private sessions with Ernst & Young LLP. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

Ernst & Young LLP did not have any financial interest, direct or indirect, in our Company, and did not have any connection with our Company except in its professional capacity as our independent auditors.

The Audit Committee discussed with Ernst & Young LLP, the auditors of our 2023 financial statements for the year ended December 31, 2023, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Ernst & Young LLP to the Audit Committee pursuant to Public Company Accounting Oversight Board (United States) Rule 3526.

Audit and non-audit services to be provided by Ernst & Young LLP in 2024 for the fiscal year ending December 31, 2024, are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are compatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our Board of Directors that our Board of Directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Ryan Maynard (Chair)
Merrill McPeak

Michael Weiser, M.D., Ph.D.

Wendy Yarno

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

Other than employment agreements with our named executive officers and other payments made to our named executive officers, all as described below under the section entitled “Executive Compensation,” and compensation paid to directors as described above in the section titled “Director Compensation,” there were no related party transactions since January 1, 2023 to which we have been a party, and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) our directors and named executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures for the Review and Approval of Transactions with Related Persons

Our Audit Committee’s charter requires the Audit Committee to review and approve any related-person transactions. In considering related-person transactions, our Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, our Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by (i) each person who is known by us to own more than 5% of the outstanding common stock; (ii) each of our directors and director nominees; (iii) each of our named executive officers listed in the “Compensation of Executive Officers” table; and (iv) all of our current named executive officers and directors as a group. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G and amendments thereto filed with the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. As of the Record Date, a total of 279,831,972 shares of common stock were outstanding, a total of 194 shares of Series A Preferred, convertible into 97,000 shares of common stock, were outstanding, and a total of 2,842,158 shares of Series B Preferred, convertible into 2,842,158 shares of common stock, were outstanding. Our shares of Series A Preferred and Series B Preferred do not have voting rights.

	Common Stock
	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class(1)
Quogue Capital LLC
101 Central Park West, Suite 1F
New York, NY 10019	30,000,000	(2)	10.6%
The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19335	22,812,820	(3)	8.1%
Perceptive Advisors LLC
Joseph Edelman
Perceptive Life Sciences Master Fund Ltd.
51 Astor Place, 10th Floor
New York, NY 10003	20,228,234	(4)	7.2%
MHR Capital Partners Master Account LP
1345 Avenue of the Americas, 42nd Floor
New York, NY 10105	20,083,951	(5)	7.1%
BlackRock Inc.
55 East 52nd Street
New York, NY 10055	19,071,756	(6)	6.7%
State Street Corporation
SSGA Funds Management, Inc.
1 Lincoln Street
Boston, MA 02111	16,424,388	(7)	5.8%
Named Executive Officers and Directors
Athena Countouriotis, M.D.	105,000	(8)	*
Iain Dukes, D. Phil.	624,000	(9)	*
Ryan D. Maynard	302,500	(10)	*
Merrill A. McPeak	863,783	(11)	*
Wayne Rothbaum	30,000,000	(12)	10.6%
Michael Weiser, M.D., Ph.D.	317,632	(13)	*
Frederick G. Vogt, Ph.D., J.D.	1,317,820	(14)	*
Friedrich Graf Finckenstein, M.D.	472,577	(15)	*
Jean-Marc Bellemin	344,895	(16)	*
Igor Bilinsky, Ph.D.	278,747	(17)	*
Wendy Yarno	—	(18)	*

All directors, director nominees and current executive officers as a group (11 persons)	34,626,954	(19)	12.1%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, or convertible security, but not for purposes of computing the percentage of any other holder.
(2)	Based on information disclosed in a Schedule 13D/A filed with the SEC on March 19, 2024, by Quogue Capital LLC, and Wayne Rothbaum, the number of shares beneficially owned consists of 28,067,333 shares of our common stock and 1,932,667 shares of our common stock issuable upon conversion of Series B Preferred shares owned by Quogue Capital LLC. Mr. Rothbaum is the sole managing member of Quogue Capital LLC and may be deemed to beneficially own the shares owned by Quogue Capital LLC. Under the terms of the Series B Preferred shares, the holder does not have the right to convert the preferred stock or exercise the warrant to the extent that after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% (which limit was increased to 9.99% upon notice by Mr. Rothbaum); provided, however, that the beneficial ownership limitation for the Series B Preferred shares will not apply to the extent that the holder was, immediately prior to such conversion, required to report, or exempt from reporting, his, her or its holdings and transactions relating to our securities pursuant to Section 16 of the Exchange Act. Therefore, the 9.99% limitation does not apply to Mr. Rothbaum or Quogue Capital LLC.
(3)	Based on information disclosed in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. (“The Vanguard Group”), according to which The Vanguard Group beneficially owns 22,812,820 shares of our common stock, with shared voting power over 152,853 shares, sole dispositive power over 22,411,428 shares and shared dispositive power over 401,392 shares.
(4)	Based on information disclosed in a Schedule 13G filed with the SEC on March 1, 2024, by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman, and Perceptive Life Sciences Master Fund Ltd. (“Master Fund”), according to which Perceptive Advisors LLC and Mr. Edelman beneficially own 19,221,743 shares, all of which are held by Master Fund, a private investment fund to which Perceptive Advisors serves as the investment manager. Mr. Edelman is the managing member of Perceptive Advisors. Includes 97,000 shares of our common stock issuable upon the conversion of Series A Preferred shares and 909,491 shares of our common stock issuable upon the conversion of Series B Preferred shares. Under the terms of the Series A Preferred and Series B Preferred shares, the holder does not have the right to convert the preferred stock to the extent that after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% (which limit was increased to 9.99% upon notice by Perceptive Advisors). Additionally, the beneficial ownership limitation for the Series B Preferred shares will not apply to the extent that the holder was, immediately prior to such conversion, required to report, or exempt from reporting, his, her or its holdings and transactions relating to our securities pursuant to Section 16 of the Exchange Act.
(5)	Based on information disclosed in a Schedule 13G/A filed on February 9, 2024, by MHR Capital Partners Master Account LP (“Master Account”), MHR Advisors LLC (“Advisors”), MHRC LLC (“MHRC”), MHR Fund Management LLC (“Fund Management”), MHR Holdings LLC (“Holdings”), and Mark Rachesky, M.D. (“Dr. Rachesky”), regarding their beneficial ownership as of December 22, 2023. According to this Schedule 13G, Master Account, a limited partnership organized in Anguilla, British West Indies, and MHR Capital Partners (100) LP, a Delaware limited partnership (“Capital Partners (100)”) each beneficially own 17,605,902 shares and 2,391,201 shares of our common stock with shared voting power and shared dispositive power over each 17,605,902 shares and 2,391,201 shares. Advisors, who is the general partner of each of Master Account and Capital Partners (100), MHRC, a Delaware limited liability company, who is the managing member of Advisors, Fund Management, a Delaware limited liability company, who is an affiliate of and has an investment management agreement with Master Account and Capital Partners (100) and other affiliated entities, and Holdings, a Delaware limited liability company who is the managing member of Fund Management, beneficially own 19,997,103 shares of our common stock with sole voting power and sole dispositive power over 19,997,103 shares. Dr. Rachesky is the managing member of MHRC and Holdings, and in such capacity beneficially owns 20,083,951 shares of our common stock, consisting of 17,605,902 shares of common stock held for the account of Master Account, 2,391,201 shares of common stock held for the account of Capital Partners (100) and 86,848 shares of our common stock held by Dr. Rachesky. Dr. Rachesky has sole voting power and sole dispositive power with respect to 20,083,951 shares.
(6)	Based on information disclosed in a Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc. (“BlackRock”), according to which BlackRock beneficially owns 19,071,756 shares of our common stock, with sole voting power over 18,604,132 shares and sole dispositive power over 19,071,756 shares. The registered holders of the referenced shares are funds and accounts under management by investment adviser subsidiaries of BlackRock. BlackRock is the ultimate parent holding company of such investment adviser entities.

(7)	Based on information disclosed in a Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation (“State Street”), according to which State Street beneficially owns 16,424,388 shares of our common stock, with shared voting power over 15,717,880 shares and shared dispositive power over 16,424,388 shares. The registered holders of the referenced shares are funds and accounts under management by investment adviser subsidiaries of State Street. State Street is the ultimate parent holding company of such investment adviser entities.

(8)	Represents options to purchase 105,000 shares of our common stock that are exercisable, currently or within 60 days of the Record Date. Does not include 103,159 shares of common stock whose issuance is deferred upon vesting of restricted stock units.

(9)	Represents 54,000 shares of common stock owned by Dr. Dukes and options to purchase 570,000 shares of common stock that are exercisable, currently or within 60 days of the Record Date. Does not include 206,320 shares of common stock whose issuance is deferred upon vesting of restricted stock units.

(10)	Represents 7,500 shares owned by Mr. Maynard and options to purchase 295,000 shares of common stock that are exercisable, currently or within 60 days of the Record Date. Does not include 103,159 shares of common stock whose issuance is deferred upon vesting of restricted stock units.
(11)	Represents 568,783 shares of common stock owned by General McPeak and options to purchase 295,000 shares of our common stock that are exercisable, currently or within 60 days of the Record Date. Does not include 103,159 shares of common stock whose issuance is deferred upon vesting of restricted stock units.
(12)	Represents the shares of common stock owned by Quogue Capital LLC described in Footnote 2 above. Mr. Rothbaum is the sole managing member of Quogue Capital LLC and may be deemed to beneficially own the shares owned by Quogue Capital LLC.
(13)	Represents 112,632 shares owned by Dr. Weiser and options to purchase 205,000 shares of our common stock that are exercisable, currently or within 60 days of the Record Date. Does not include 28,484 shares owned by Actin Capital Partners, LLC. Dr. Weiser holds a position in Actin Capital Partners, LLC but does not have voting or dispositive control over the 28,484 shares held by Actin Capital Partners, LLC, and thus disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Also does not include 103,159 shares of common stock whose issuance is deferred upon vesting of restricted stock units.
(14)	Represents 129,351 shares of common stock owned by Dr. Vogt, 31,251 shares of common stock that are issuable upon vesting of restricted stock units, and options to purchase 1,157,218 shares of common stock that are exercisable, currently or within 60 days of the Record Date.
(15)	Represents 41,177 shares of common stock owned by Dr. Finckenstein, 6,718 shares of common stock that are issuable upon vesting of restricted stock units, and options to purchase 424,682 shares of common stock that are exercisable, currently or within 60 days of the Record Date.
(16)	Represents 23,340 shares of common stock owned by Mr. Bellemin and options to purchase 321,555 shares of common stock that are exercisable, currently or within 60 days of the Record Date.
(17)	Represents 36,641 shares of common stock owned by Dr. Bilinsky, 6,328 shares of common stock that are issuable upon vesting of restricted stock units, and options to purchase 235,778 shares of common stock that are exercisable, currently or within 60 days of the Record Date.

(18)	Does not include 87,811 shares of common stock whose issuance is deferred upon vesting of restricted stock units.
(19)	Represents 29,040,757 shares of our common stock, 1,932,667 shares of our common stock issuable upon conversion of Series B Preferred shares, 44,297 shares of common stock that are issuable upon vesting of restricted stock units, and options to purchase 3,609,233 shares of common stock that are exercisable, currently or within 60 days of the Record Date. Does not include 706,767 shares of common stock whose issuance is deferred upon vesting of restricted stock units.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2023, (i) the number of shares of our common stock that are issuable under our equity compensation plans upon the exercise of outstanding options, stock awards and other rights, (ii) the weighted-average exercise price of such options and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans.

			Number of securities
	Number of securities		remaining available
	to be issued	Weighted average	for future issuance
	upon exercise of	exercise or base	under
	outstanding options,	price of outstanding	equity compensation
	warrants, rights,	options,	plans (excluding
	and vesting of	warrants, rights,	securities reflected
	stock awards	and stock awards	in column (a))
Plan Category	(a)	(b)	(c)
2018 Equity Incentive Plan, as amended in 2020, 2022, and 2023	16,764,563	$20.62	9,906,666
2014 Equity Incentive Plan	2,855,945	$13.54	275,625
Equity compensation plans not approved by our stockholders:(1)
2010 Equity Compensation Plan	—	$—	—
2011 Equity Incentive Plan	895,000	$15.96	—
2021 Inducement Plan, as amended in 2022, 2023, and 2024	1,838,242	$12.13	349,428
Total	22,353,750	$17.09	10,531,719

(1)	Our Board of Directors adopted our 2010 Equity Compensation Plan, our 2011 Equity Incentive Plan, and our 2021 Inducement Plan. However, we did not submit either of those plans to our stockholders for their approval. Accordingly, while we have adopted these equity compensation plans, these plans are not stockholder-approved plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Company’s executive officers and directors, and persons who own more than 10% of a registered class of our Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2023, all filings required under Section 16(a) of the Exchange Act were filed in a timely manner.

MANAGEMENT

Current Executive Officers

The following table sets forth information regarding our current executive officers as of the Record Date.

Name	Age	Position
Frederick G. Vogt, Ph.D., J.D.	50	Interim Chief Executive Officer and President, General Counsel
Jean-Marc Bellemin	52	Chief Financial Officer
Friedrich Graf Finckenstein, M.D.	57	Chief Medical Officer
Igor Bilinsky, Ph.D.	51	Chief Operating Officer

Frederick G. Vogt, Ph.D., J.D. Further information with respect to Dr. Vogt is provided above under “Proposal No. 1 – Election of Directors.”

Jean-Marc Bellemin. Mr. Bellemin has served as Chief Financial Officer of the Company since December 2020. Previously, Mr. Bellemin served as Executive Vice President of Finance and Chief Financial Officer of Gritstone Oncology, Inc., a publicly traded company developing cancer immunotherapies, from January 2018 to November 2020. Prior to Gritstone, from January 2008 to December 2017, Mr. Bellemin served as Senior Vice President, Market Access, Business Solutions and Services of Actelion Pharmaceuticals US Inc. (“Actelion”), a commercial stage biotechnology company, until Actelion was acquired by Johnson & Johnson in 2017. Prior to Actelion, Mr. Bellemin held several financial leadership roles at Guerbet Group. Mr. Bellemin received a two-year university degree in economics, a master’s degree in finance from Université Paris Dauphine, a postgraduate degree in finance and accounting from Université Paris II Panthéon-Assas and an M.B.A. from the ESSEC Business School in Paris, France.

Friedrich Graf Finckenstein, M.D. Dr. Graf Finckenstein joined the Company as our Chief Medical Officer in July 2019. Dr. Graf Finckenstein is a physician-scientist with decades of experience in clinical medicine, laboratory cancer research, and drug development in the biopharmaceutical industry. Prior to joining Iovance he was Global Head of Oncology Translational Medicine at Roche Pharma Research and Early Development in Basel, Switzerland, where he led all clinical development aspects in the Oncology Discovery and Translational Area, including the design and conduct of clinical trials, exploratory development studies and translational medicine, biomarker and personalized healthcare strategy. Prior to that, Dr. Graf Finckenstein held multiple clinical leadership roles at Bristol-Meyers Squibb Company, where he worked on an array of products from early clinical development to late stage, including key contributions to the approval of Opdivo® in lung cancer. Dr. Graf Finckenstein has a medical degree from the University of Hamburg in Germany. He holds a German medical license, a pediatric board certification, and has conducted basic cancer research at the Ludwig Institute, San Diego Branch, the Children’s Hospital Los Angeles and the University of Hamburg.

Igor Bilinsky, Ph.D. Dr. Bilinsky joined the Company in March 2021 as our Chief Operating Officer. Dr. Bilinsky has more than 20 years of cumulative leadership experience through prior roles as Chief Executive Officer, Chief Operating Officer, and Chief Business Officer at companies within the life sciences industry. Prior to joining the Company, Dr. Bilinsky served as Chief Business Officer of Oncternal Therapeutics, Inc., from September 2019 to March 2021. From January 2017 to January 2019, Dr. Bilinsky served as Chief Operating Officer of AmpliPhi Biosciences, Inc., a biotechnology company developing targeted therapies for patients with life-threatening bacterial infections. From September 2015 to January 2017, he was General Manager, Immuno-Oncology, and Senior Vice President, Special Operations and Research Operations, at Ignyta, Inc., a biotechnology company focused on precision medicine in oncology that was acquired by Roche. His prior experience also includes senior executive roles at Vical and Halozyme Therapeutics, and Chief Executive Officer at Androclus Therapeutics. He also served as a principal in the healthcare practice of Boston Consulting Group. Dr. Bilinsky received a B.S. in physics from the Moscow Institute of Physics and Technology and a Ph.D. in physics from the Massachusetts Institute of Technology.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs, and practices for our named executive officers (“NEOs”), and the executive positions they held in 2023 as set forth below:

Our Named Executive Officers for 2023

Name	Position
Frederick G. Vogt, Ph.D., J.D.	Interim Chief Executive Officer and President, General Counsel
Jean-Marc Bellemin	Chief Financial Officer
Friedrich Graf Finckenstein, M.D.	Chief Medical Officer
Igor Bilinsky, Ph.D.	Chief Operating Officer

Performance Highlights

Our mission is to be the global leader in innovating, developing and delivering TIL therapy for patients with cancer. We are pioneering this transformational approach to cure cancer by harnessing the human immune system’s ability to recognize and destroy diverse cancer cells in each patient. We are committed to continuous innovation in developing TIL therapy and optimizing the TIL treatment regimen that may extend and improve life for patients with cancer.

The following is an overview of our key performance highlights from January 2023 through March 2024 in support of our mission:

Corporate Activity	Key Performance Highlights
U.S. Approval of Amtagvi™ (lifileucel)

Regulatory Highlights

●
The FDA approved Amtagvi™ (lifileucel) on February 16, 2024 as a first treatment option for advanced melanoma after anti-PD-1 and targeted therapy. Amtagvi™ is also the first FDA-approved T cell therapy for a solid tumor indication.
●
We completed onboarding at approximately 30 U.S. authorized treatment centers (“ATCs”), and approximately 50 ATCs are expected to be onboard by the end of May 2024.
●
Our commercial team launched Amtagvi™ in the U.S. and the iCTC began commercial manufacturing for Amtagvi™ patients within a week of approval. The iCTC and a nearby FDA-approved contract manufacturer currently have capacity for several thousands of patients annually.
●
The U.S. launch of Amtagvi™ and additional sales of Proleukin® used with the Amtagvi™ treatment regimen are expected to drive significant revenue for Iovance in 2024.
●
Two weeks after approval, there were at least 20 Amtagvi™ patients in treatment, which includes 10 patients already enrolled in IovanceCaresTM with scheduled or pending manufacturing slots.

Launch Expansion into New Markets and Indications
●
Iovance’s global expansion strategy can more than double the total addressable patient population for Amtagvi™ in advanced melanoma. Anticipated regulatory submissions include the following:
o
A marketing authorization application (“MAA”) in the European Union in the first half of 2024.
o
An MAA in the United Kingdom and a new drug submission in Canada in the second half of 2024.
o
Regulatory submissions in Australia and additional countries with significant populations of advanced melanoma patients in 2025.
●
The registrational Phase 3 TILVANCE-301 trial is well underway to support accelerated and full approvals of Amtagvi™ in combination with pembrolizumab in frontline advanced melanoma.

o
Global site activation and patient enrollment continue with strong momentum in the U.S., Europe, Australia, Canada, and additional countries.
o
Following the FDA’s recent accelerated approval of Amtagvi™ in post-anti-PD-1 advanced melanoma, TILVANCE-301 is the confirmatory trial to support full approval in this initial indication.
o
An updated data cut for Cohort 1A of the IOV-COM-202 trial, in a presentation on the efficacy and safety of lifileucel and pembrolizumab in patients with immune checkpoint inhibitor-naive advanced melanoma, is planned for a medical meeting this year and is supportive of the rationale for TILVANCE-301.

Acquisition of Proleukin®
●
On May 18, 2023, Iovance and its wholly owned subsidiary, Iovance Biotherapeutics UK Ltd, completed an acquisition of Clinigen Holdings Limited, Clinigen Healthcare Limited, and Clinigen Inc. (collectively, “Clinigen”) to acquire worldwide rights to Proleukin® (aldesleukin), an interleukin-2 (“IL-2”) product with uses that include administration following TIL infusion to promote T cell activity. We expect the benefits of this transaction to include immediate and future revenue, securing the IL-2 supply chain and logistics surrounding TIL therapy administration, and lower cost of goods and clinical trial expenses for Proleukin® used with TIL therapies.

Manufacturing and Commercial Preparations
●
As of December 31, 2023, more than 700 patients have been treated with an Iovance TIL therapy manufactured using proprietary Iovance processes.
●
Capacity expansion is underway at the iCTC to supply TIL cell therapies for more than 5,000 patients annually in the next few years.

Iovance TIL Therapy Clinical Pipeline Highlights
●
Enrollment in the registrational cohorts in the Phase 2 Trial IOV-LUN-202 in post-anti-PD-1 non-small cell lung cancer (“NSCLC”) is estimated to be completed in 2025. Iovance worked with the FDA to resume new patient enrollment in IOV-LUN-202 following the partial clinical hold for new patients placed on December 22, 2023 and which Iovance announced had been lifted on March 4, 2024.
●
A Phase 2 study in endometrial cancer in mismatch repair (“MMR”) deficient and MMR proficient patient populations is on track to commence in the first half of 2024.
●
The first in human IOV-GM1-201 trial is investigating PD-1 inactivated TIL therapy (IOV-4001) in previously treated advanced melanoma and NSCLC.

Compensation Policies and Practices at a Glance

What We Do	What We Don’t Do
●
Practice pay-for-performance, under which a significant percentage of our named executive officer compensation is tied to the achievement of corporate and individual performance goals.
●
Set challenging incentive award goals.
●
Maintain an industry-specific peer group for benchmarking compensation.
●
Target named executive officer compensation based on market norms.
●
Offer market-competitive benefits for named executive officers that are consistent with the rest of our employees.
●
Pre-establish grant dates for approving executive officers’ equity awards.
●
Maintain an independent Compensation Committee.
●
Consult with an independent advisor on compensation levels and practices.

●
Guarantee annual bonus payments.
●
Guarantee annual salary increases.
●
Allow executives to hedge or pledge our stock.
●
Engage the Compensation Committee’s independent consultant for other work for the Company.
●
Re-price stock options without stockholder approval.
●
Provide excessive personal perquisites, such as automobile leases, country club memberships or personal use of aircraft.
●
Offer supplemental executive retirement plans.

Our Executive Officer Compensation Objectives & Philosophy

Key Objective	Our Approach
Attract, Motivate and Retain Talented and Dedicated Executive Officers	Offer competitive compensation opportunities with both annual and significant long-term components that support management development, executive retention, and continuity of leadership.

Pay for Performance

Incorporate performance-based and variable compensation elements that are tied to the achievement of our short- and long-term business objectives and strategies, and in alignment with the interests of our stockholders.

Focus on Long-Term Stockholder Value	Provide long-term incentives that are directly aligned to the enhancement of stockholder value.

Elements of Executive Officer Compensation

Our 2023 compensation program was made up of the following three direct compensation elements:

Compensation Element	How it is Paid	Purpose
Base Salary	Cash (Fixed)
●
Attract and retain executives that is competitive with market opportunities while recognizing each executive’s position, role, responsibility, and experience.
●
Base salaries reviewed annually and adjusted, as appropriate, based on individual performance as well as internal and external practices and levels.

Annual Incentives	Cash (Variable)
●
Incentivize achievement of pre-established key annual company performance objectives as well as individual performance.
●
Annual incentives for the year ended December 31, 2023 were generally based on performance objectives related to regulatory, clinical, operational and launch readiness.

Long-Term Incentives	Equity (Variable)
●
Payable in the form of time-vesting stock options and/or restricted stock units. Generally, employees receive an initial equity grant upon joining the Company and eligible for annual equity grants that are based on a combination of company and individual performance.
●
Equity-based compensation tied to share value intended to align the interests of our executives and our stockholders.
●
Promotes the long-term retention of our executives and employees while fostering an ownership culture in the Company.

Mix of Executive Officer Compensation

Our Compensation Committee does not have any formal policies for allocating compensation among our three primary compensation elements. Rather, our Compensation Committee benchmarks executive compensation against peer companies to determine the appropriate level and mix of compensation on an annual basis with the goal to balance current cash compensation with equity awards to reward both short-term and long-term performance. In addition, we believe that our executive officer compensation programs should be focused on performance- and stock price-variable compensation elements. For 2023, the mix of compensation at target for our executive officers was as follows:

Interim CEO	Average for Other NEOs

Role of the Compensation Committee, Management and Consultant

Compensation Committee

Our Compensation Committee is primarily responsible for reviewing executive officer compensation policies and practices to ensure adherence to our compensation philosophy and objectives and that the total compensation paid to our executive officers is consistent with our performance, fair, reasonable and competitive with companies within our industry. Our Compensation Committee’s primary responsibilities include:

●Setting performance targets under our annual bonus plan;
●Verifying that performance targets used for any performance-based compensation plan have been met before payment of any executive bonus or compensation;
●Approving all compensation plans and any awards under such plans including performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers. In some cases, the Compensation Committee makes recommendations to our Board of Directors to approve these items or grant equity awards;
●Reviewing and recommending to the Board of Directors for approval non-employee director compensation arrangements;
●Approving which executive officers and other employees are eligible to receive awards under our equity and incentive compensation plan(s); and
●Conducting an annual review of all compensation plans.

Senior Management

Our Interim Chief Executive Officer has the following primary responsibilities:

●	Developing annual performance objectives in conjunction with the Board of Directors and the Compensation Committee;
●	Monitoring annual performance versus goals and updating the Compensation Committee of progress at least quarterly; and
●	Reviewing the performance of his direct report and making recommendations to the Compensation Committee for annual and long-term incentive awards and base salary adjustments (excluding his own compensation).

Independent Compensation Consultant

As part of the executive compensation-setting process, the Compensation Committee engaged Haigh & Company (“Haigh”) as its compensation consultant. The Compensation Committee has assessed Haigh’s independence pursuant to SEC and The Nasdaq Stock Market LLC (“Nasdaq”) listing rules and concluded that no conflict of interest exists that would prevent Haigh from independently advising the Compensation Committee. Haigh provides us advisory services only with respect to executive and director compensation and works with management only with the approval and under the direction of the Compensation Committee. In 2023, Haigh’s primary responsibilities included:

●	Assisting in the development of the 2023 and 2024 peer group;
●	Conducting an executive officer compensation competitive assessments and advising the Compensation Committee regarding the components and levels of our executive compensation program, including our incentive and equity-based compensation plans;
●	Conducting a non-employee director compensation competitive assessment and advising the Compensation Committee regarding the components and levels; and
●	Assisting with the development of share requests in Proposals 4 and 5.

Compensation Determination Process

We conduct an annual review of named executive officer compensation. Our Compensation Committee then meets to establish year-end compensation for the fiscal year ended December 31, 2023. At the Compensation Committee’s direction, the below is reviewed:

●	the Company’s goals and objectives and their weighting for the purposes of making compensation determinations;
●	a proposed year-end cash bonus, if any, (i) payable under the terms of each named executive officer’s employment agreement or (ii) under our discretionary cash bonus program, in each case based on the achievement of individual and/or corporate objectives and the applicable terms of the employment agreements;
●	a proposed increase, if any, in base salary for the upcoming year; and
●	an award, if any, of stock options or stock awards for the year under review, including applicable vesting conditions.

As part of the compensation review, our Compensation Committee also considers changes to an executive officer’s compensation. The Compensation Committee in its discretion may make its own revisions or make recommendations to our Board of Directors, which may in turn suggest further revisions. The Compensation Committee reviews each performance goal and determines the extent to which we achieved such goals. For a description of some of the goals established for 2023, see “2023 Named Executive Officer Compensation” below.

The Compensation Committee recommends to our Board of Directors year-end annual equity grants to our Chief Executive Officer. The Compensation Committee also grants year-end equity to other named executive officers based on, among other factors, recommendations by our Chief Executive Officer.

Peer and Industry Data and Use of Peer Groups and Industry Surveys

The Compensation Committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. In determining our peer companies, the Compensation Committee considers Company-specific factors, including growth, state of development of our clinical programs, and growth in our headcount and changes in our market capitalization. With reference to these and other key business metrics, the Compensation Committee selects publicly traded U.S. pharmaceutical and biotechnology companies with comparable operations in the U.S. based on the following criteria:

●	Number, stage and indication of development programs — Later-stage companies with a mix of Phase 2 to Phase 3 programs with focus on companies with pivotal trials underway; focused on oncology companies but covers a range of fully integrated, R&D intensive therapeutic targets. For both the 2023 and 2024 peer groups, newly commercial biopharmaceutical companies were also considered.
●	Total research and development spending — Range of $250 million to $350 million.
●	Number of employees — Range of 200 to 1,000 employees.
●	Location — Primary biotech corridors that have strong competition for talent with focus on California companies.
●	Market capitalization — Range of $500 billion to $2 billion.

2022-2023 Peer Group

The Compensation Committee approved the peer group for benchmarking 2022 compensation and setting compensation for 2023 based on its discussions with Haigh and considering changes in the Company’s profile.

Using these criteria referenced above, the Compensation Committee identified the following 17 peer companies:

2Seventy Bio (1)	Deciphera Pharmaceuticals, Inc.
Agios Pharma (1)	Denali Therapeutics Inc.
Allogene Therapeutics, Inc.	Fate Therapeutics, Inc. (2)
Arcus Biosciences, Inc.	Instil Bio, Inc. (2)
Atara Biotherapeutics, Inc. (2)	Karyopharm (1) (2)
Blueprint Medicines Corp.	Mirati Therapeutics, Inc.
BridgeBio Pharma, Inc.	Sage Therapeutics (1)
ChemoCentryx, Inc. (2)	Xencor, Inc.
Cytokinetics, Inc.
(1)	New for 2022-2023.
(2)	Removed for consideration for 2024.

2023-2024 Peer Group

On November 17, 2023, the Compensation Committee approved the peer group for determining the competitiveness of 2023 compensation and setting compensation for 2024 based on its discussions with Haigh and considering changes in the Company’s profile. Five companies were removed and replaced from the peer group as a result of merger and acquisition activity or no longer fitting the peer group criteria described above.

Using the criteria identified above, the Compensation Committee identified the following 17 peer companies:

2Seventy Bio	Deciphera Pharmaceuticals, Inc.
Agios Pharma	Denali Therapeutics Inc.
Allogene Therapeutics, Inc.	Mirati Therapeutics, Inc.
Arcus Biosciences, Inc.	ImmunoGen, Inc.(1)
Beam Therapeutics Inc.(1)	Replimune Group, Inc.(1)
Blueprint Medicines Corp.	Revolution Medicines, Inc.(1)
BridgeBio Pharma, Inc.	Sage Therapeutics
Crinetics Pharmaceuticals, Inc.(1)	Xencor, Inc.
Cytokinetics, Inc.

(1)	New for 2023-2024.

In addition to the compensation data of our peer group, our Compensation Committee and Haigh review industry specific, broad-based compensation surveys. In 2023 and 2024, as in previous years, the Aon/Radford Global Life Science survey was used to supplement the peer company market data.

Benchmarking in the Context of Our Other Executive Compensation Principles

Our Compensation Committee and our Board of Directors use market data as one means of evaluating and establishing executive pay. In instances where an executive officer is believed to be especially suited to our Company or important to our success, the Compensation Committee may establish or recommend compensation that deviates from industry averages or other specific benchmarks. Upward or downward variations in total cash compensation and long-term incentives may also occur as a result of the individual’s experience level, the nature and level of the individual’s specific job responsibilities, the balance of the individual’s different elements of compensation, market factors and other strategic considerations.

Our Compensation Committee believes that, given the competitiveness of our industry and our corporate culture, our base compensation, annual cash bonuses and equity programs are flexible enough to reward the achievement of clearly defined corporate goals and are sufficient to retain our existing executive officers and to hire new executive officers with the appropriate qualifications and experience.

2023 Named Executive Officer Compensation

Base Salary

On March 2, 2023, after reviewing the competitive position versus our peer companies and performance of the Named Executive Officers in 2022, our Compensation Committee approved (retroactively to January 1, 2023) a 6.5% salary increase for Dr. Vogt, resulting in a 2023 base salary of $692,000 (which was also in consideration of Dr. Vogt’s continued service as the Interim Chief Executive Officer), a 6.5% salary increase for Dr. Graf Finckenstein, resulting in a 2023 base salary of $585,750, a 5.5% salary increase for Mr. Bellemin, resulting in a 2023 base salary of $527,500, and a 5.5% salary increase for Dr. Bilinsky, resulting in a 2023 base salary of $527,500.

Equity Awards

On March 2, 2023, the Compensation Committee also approved the following stock option and restricted stock unit grants. Although these awards are granted in part based on 2022 performance, the grant date values of these stock options and stock awards are being disclosed in our 2023 executive compensation tables in this proxy statement pursuant to applicable SEC rules:

				Exercise or	Grant Date
		Number of	Number of	Base Price of	Fair Value of
		Securities	Securities	Option and	Option and
		Underlying	Underlying	Stock Awards	Stock Awards
Name	Grant Date	Options(1)(3)	Stock Awards(1)(3)	($/Share)	($)(2)
Frederick G. Vogt, Ph.D., J.D.	3/2/2023	500,000	125,000	$7.12	$3,367,800
Friedrich Graf Finckenstein, M.D.	3/2/2023	93,750	46,875	$7.12	$798,338
Jean-Marc Bellemin	3/2/2023	168,750	-	$7.12	$836,258
Igor Bilinsky, Ph.D.	3/2/2023	84,380	42,190	$7.12	$718,546

(1)	Represents shares of our common stock underlying options or restricted stock units awarded.
(2)	Represents the fair value of stock options and equity awards on the date of grant, as computed in accordance with FASB ASC 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 2 and Note 10 to its audited financial statements included in its Form 10-K filed with the SEC for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the equity awards, the exercise of the equity awards, or the sale of the common stock underlying such equity awards.
(3)	The equity awards vest over three years, with one third vesting on the first anniversary of the grant date and the remaining awards vesting in equal quarterly installments over the two-year period following such first anniversary.

Annual Incentive Awards

Our annual bonus program is an important component of our executive and employee compensation program as awards are tied directly to the achievement of our annual performance objectives. Target annual incentives are stated as a percent of base salary and are intended to provide a competitive annual target total cash opportunity consistent with our performance versus our annual objectives.

The corporate goals and objectives for fiscal year 2023 were based on meeting certain goals with respect to the Company’s clinical, research and development, and operational performance as follows: (i) advancing lifileucel for patients with melanoma toward BLA approval; (ii) completing certain late-stage clinical milestones; (iii) completing early-stage clinical development milestones; (iv) publishing a certain number of reports in a high-impact medical journal and giving a certain number of presentations at major conference; (v) managing the Company’s budget within targeted range, (vi) achieving a successful commercial launch of AmtagviTM, once approved, and (vii) manufacturing lifileucel to meet patient demand.

At its February 26, 2024 meeting, the Compensation Committee, in consultation with the Board of Directors, reviewed the Company’s performance against its 2023 corporate goals and objectives, and determined that the Company met 100% of its 2023 corporate goals. Additionally, our NEOs were eligible for adjustments based on their individual performance ratings for fiscal year 2023. Adjustments were determined and approved by the Compensation Committee for Dr. Vogt and by Dr. Vogt and the Compensation Committee for the other NEOs. Based on these assessments, the Compensation Committee approved the payment of the following cash bonuses for 2023 performance:

				2023 Bonus	Individual	Individual		2023 Actual
		Annual	Annual	Award -	Performance	Performance	Total 2023	Bonus Payment
	2023 Base	Bonus Target	Bonus Target	Company	Rating	Rating	Annual	as % of
Name and Principal Position	Salary	%	$	Performance	Adjustment ($)	Adjustment (%)	Bonus	Target Award
Frederick G. Vogt, Ph.D., J.D.,
Interim Chief Executive Officer and President, General Counsel	$692,000	65%	$449,800	$449,800	$179,920	40%	$629,720	140%
Friedrich Graf Finckenstein, M.D.,
Chief Medical Officer	$585,750	45%	$263,588	$263,588	$52,719	20%	$316,306	120%
Jean-Marc Bellemin,
Chief Financial Officer	$527,500	45%	$237,375	$237,375	$47,475	20%	$284,850	120%
Igor Bilinsky, Ph.D.,
Chief Operating Officer	$527,500	45%	$237,375	$237,375	$47,475	20%	$284,850	120%

In March 2023, the Compensation Committee and Board of Directors approved a discretionary bonus program for all employees, including our NEOs. The award, equal to 20% of each employee’s 2023 target annual bonus, became payable in June 2023 after the FDA accepted the Company’s BLA for lifileucel in advanced melanoma. Dr. Vogt received $89,960, Dr. Graf Finckenstein received $52,718 and Mr. Bellemin and Dr. Bilinsky each received $47,475 under the 2023 discretionary bonus program.

Other Compensation Elements

Retirement Plans

Our named executive officers are eligible to participate in the employee benefit plans on the same terms and conditions as they are available to our other regular employees. These benefits include medical, dental, vision, disability and life insurance, flexible spending accounts, health savings accounts, employee stock purchase plan, and a 401(k) plan.

Under the tax-qualified employee savings and retirement plan, our 401(k) plan, all eligible U.S. employees, including our named executive officers, may elect to defer a percentage of their eligible compensation in our 401(k) plan, subject to the annual IRS limit. In 2023, we matched 100% of the employee contributions up to 4% of annual eligible compensation. The 2023 matching contributions made under the Safe Harbor Matching Contribution are fully vested.

No Perquisites and No Tax Gross-Ups

We do not provide perquisites or other personal benefits to our named executive officers other than those that we provide to our employees. We do not provide any tax reimbursement payments (including “gross- ups”) on any personal benefits, except in the case of certain relocation benefits and discretionary non-recurring spot-bonuses to non-executive employees.

Discretionary and Sign-On Cash Bonuses

From time to time, we may pay cash bonuses to employees upon the successful completion of certain projects. We may also pay sign-on bonuses to aid in recruiting or relocating certain key employees.

Employment Agreements and Termination Benefits

We have entered into written employment agreements with each of our current and former named executive officers. The main purpose of these agreements is to protect our Company from business risks such as competition for each named executive officer’s service, loss of confidential information or trade secrets, solicitation of our other employees, and to define our respective rights to terminate the employment relationship. Each of these employment agreements can be terminated by either party at any time. Each employment agreement was individually negotiated, so there are some variations in the terms among named executive officers. Generally speaking, however, the employment agreements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives. The Compensation Committee believes that the termination and severance benefits help the Company retain the named executive officers by providing them with a competitive employment arrangement and compensation for termination of their employment by us without “cause.”

The specific terms of the termination and change of control arrangements, as well as an estimate of the compensation that would have been payable had such provisions been triggered as of the end of 2023, are described in detail in the section below entitled “Potential Payments Upon Termination or Change of Control.”

Responsible Grant Practices

We typically grant equity awards upon an employee’s hire. In addition, equity awards may also be granted annually soon after the end of our fiscal year. Stock options or restricted stock unit awards granted by the Company generally vest over three years and stock options have a ten-year contractual term. Unless otherwise agreed to by us with respect to a termination without “cause” or for “good reason,” vesting rights generally cease upon termination of employment and employees have three months in which to exercise vested options, except in the case of death, disability or retirement (subject to a one-year limitation).

We grant stock options at an exercise price and restricted stock units with a grant price equal to the closing price on The Nasdaq Global Market of our common stock on the date of the grant. Our Board of Directors has delegated to our Chief Executive Officer the ability to grant equity awards to non-executive employees upon joining our Company, and to make grants during each annual non-executive employee review cycle. Our Board of Directors has reviewed and approved both the total number of shares that our Chief Executive Officer can grant under such equity awards, and the range of shares subject to such grants based on each employee’s position and organization level with the Company.

We have no program, practice or plan to grant stock options or restricted stock awards, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation, and we have no plan to do so.

2024 Named Executive Officer Compensation

Base Salary

On February 26, 2024, after reviewing our position versus our peer companies with respect to NEO performance and compensation in 2023, our Compensation Committee approved (retroactively to January 1, 2024) a 5.5% salary increase for Dr. Vogt, resulting in a 2024 base salary of $730,060 (which was also in consideration of Dr. Vogt’s continued service as the Interim Chief Executive Officer), a 4.5% salary increase for Dr. Graf Finckenstein, resulting in a 2024 base salary of $612,109, an 4.5% salary increase for Mr. Bellemin, resulting in a 2024 base salary of $551,238, and a 4.5% salary increase for Dr. Bilinsky, resulting in a 2024 base salary of $551,238.

Annual Incentive Awards

On February 26, 2024, the Compensation Committee discussed and made no changes to the 2024 target bonus percentage for each of the NEOs.

Equity Awards

At its February 26, 2024 meeting, the Compensation Committee approved special equity awards of an additional 93,750 restricted stock units to be granted to Dr. Vogt and 46,875 restricted stock units to be granted to each of Dr. Graf Finckenstein, Mr. Bellemin, and Dr. Bilinsky, in recognition of the achievement of the Company’s first-ever BLA approval by the FDA for lifileucel. 50% of the restricted stock units granted in recognition of the approval by the FDA of the Company’s BLA for lifileucel will vest on the 6-month anniversary of the date of grant, and the remaining restricted stock units will vest on the one-year anniversary of the date of grant. The Compensation Committee also approved the following stock option and restricted stock unit awards that were granted on March 1, 2024. Although these awards are granted in part based on 2023 performance, the values of these stock options and stock awards will not be disclosed in our executive compensation tables until our 2025 proxy statement.

		Number of	Number of	Exercise or Base	Grant Date
		Securities	Securities	Price of Option and	Fair Value of
		Underlying	Underlying Stock	Stock Awards	Option and
Name	Grant Date	Options(1)(3)	Awards(3)	($/Share)	Stock Awards(2)
Frederick G. Vogt, Ph.D., J.D.	3/1/2024	—	500,000	$16.79	$8,395,000
Friedrich Graf Finckenstein, M.D.	3/1/2024	—	105,470	$16.79	$1,770,841
Jean-Marc Bellemin	3/1/2024	—	105,470	$16.79	$1,770,841
Igor Bilinsky, Ph.D.	3/1/2024	—	105,470	$16.79	$1,770,841

(1)	Represents shares of our common stock underlying options or restricted stock units awarded.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 2 and Note 10 to its audited financial statements included in its Form 10-K filed with the SEC for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the equity awards, the exercise of the equity awards, or the sale of the common stock underlying such equity awards.
(3)	The equity awards vest over three years, with one third vesting on the first anniversary of the grant date and the remaining awards vesting in equal quarterly installments over the two-year period following such first anniversary.

Other Executive Compensation Considerations

Stock Ownership Guidelines

Although stock option grants encourage equity ownership, we do not require our directors or executive officers to own a particular number of shares of our common stock. We believe that stock and option holdings among our directors and named executive officers are adequate at this time to appropriately align their interests with those of our stockholders.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017.

While the Compensation Committee may consider the deductibility of compensation as a factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives, without regard to the deductibility of compensation under it.

Accounting for Share-Based Compensation

We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718, “Compensation — Stock Compensation.” This accounting treatment has not significantly affected our executive compensation decisions.

Section 409A of the Code

Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Clawback Policy

We are subject to the clawback provisions of Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder (collectively, “SOX 304”). In addition, our 2018 Equity Incentive Plan contains a “clawback” provision whereby, to the extent required by applicable law (including, without limitation, SOX 304) and/or the rules and regulations of Nasdaq or any other securities exchange or inter-dealer quotation service on which our common stock is listed or quoted, awards issued under the 2018 Equity Incentive Plan shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements, in the event our Company’s historical financial results are subsequently revised or restated. On November 17, 2023, we approved and adopted a policy related to the recovery of erroneously awarded incentive-based compensation received by certain executive officers of the Company on or after October 2, 2023 (the “Clawback Policy”). We enacted the Clawback Policy in order to comply with a recently enacted Nasdaq listing standard regarding the implementation of Exchange Act Rule 10D-1, which requires public companies to implement “clawback” policies providing for the recovery of incentive-based compensation in the event such company is required to prepare an accounting restatement due to the material noncompliance of such company with any financial reporting requirement under federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, their immediate family members and entities owned or controlled by them as well as consultants that have access to material nonpublic information. The Insider Trading Policy is designed to promote compliance with insider trading laws, rules, and regulations as well as the listing standards of Nasdaq applicable to us. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on February 28, 2024.

The Insider Trading Policy expressly prohibits short sales and derivative transactions of our stock by our named executive officers, directors and specified other employees, including short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities; or other hedging or monetization transactions accomplished through the use of prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our insider trading policy expressly prohibits our named executive officers, directors and specified other employees from purchasing our securities on margin, borrowing against Company securities held in a margin account, or pledging our securities as collateral for a loan.

The foregoing policies remained in place through 2023, and, unless otherwise noted above, we expect to continue to follow them for the foreseeable future.

Compensation-Related Risk Assessment

Our Compensation Committee, with the assistance of our management and Haigh, has analyzed the potential risks arising from our compensation policies and practices and has determined that there are no such risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During 2023, no member of the Compensation Committee served as one of our officers, former officers, or employees. During 2023, none of our named executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member either of our Board of Directors or Compensation Committee, and none of our named executive officers served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Stockholder Advisory Vote

Each year, we hold a non-binding advisory stockholder vote on the compensation program for our named executive officers. At every annual stockholder meeting held since 2017, our stockholders approved, on an advisory basis, the compensation of our named executive officers. In evaluating our compensation arrangements for 2023 year-end bonuses, we considered the support of our stockholders of our compensation arrangements and objectives. As a result, our Compensation Committee retains our general approach to executive compensation and continues to apply the same general principles and philosophy as in the prior fiscal years in determining executive compensation. Our Compensation Committee values the opinions of our stockholders and will take our stockholders’ opinions into account when making compensation decisions for the members of our executive team, including the named executive officers.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of our Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and based on such review and discussions, the Compensation Committee recommended to our Board of Directors that this “Compensation Discussion and Analysis” be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael Weiser, M.D., Ph.D. (Chair)

Athena Countouriotis, M.D.

Merrill A. McPeak

Wayne P. Rothbaum

SUMMARY COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth all compensation awards to, paid or earned by the following types of executive officers for each of the Company’s last three years ended December 31, 2023, 2022, and 2021: (i) all individuals serving as our principal executive officer or acting in a similar capacity during the fiscal year ended December 31, 2023, regardless of compensation level; (ii) all individuals serving as our principal financial officer or acting in a similar capacity during the fiscal year ended December 31, 2023, regardless of compensation level; (iii) up to three of our most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers at the end of the fiscal year ended December 31, 2023; and (iv) up to two additional individuals for whom disclosure would have been provided, but for the fact that the individual was not serving as one of our executive officers at the end of fiscal year ended December 31, 2023. We refer to these individuals collectively as our NEOs.

							Non-Equity
					Stock	Stock	Incentive Plan	All Other
		Salary	Bonus		Awards(2)	Option(3)	Compensation(4)	Compensation	Total
Name and Principal Position	Year	($)	($)		($)	($)	($)	($)(5)	($)
Frederick G. Vogt, Ph.D., J.D.,	2023	692,000	89,960	(7)	890,000	2,477,800	629,720	15,200	4,794,680
Interim Chief Executive Officer and President, General Counsel	2022	650,000	176,400	(6)	3,872,500	—	546,000	14,200	5,259,100
	2021	471,208	—		—	7,174,345	270,000	11,600	7,927,153
Friedrich Graf Finckenstein, M.D.,	2023	585,750	52,718	(7)	333,750	464,588	316,306	13,200	1,766,312
Chief Medical Officer	2022	550,000	188,000	(6)	522,788	627,379	308,000	12,200	2,208,366
	2021	468,333	—		940,001	2,691,910	169,200	11,600	4,281,044
Jean-Marc Bellemin,	2023	527,500	47,475	(7)	—	836,258	284,850	13,200	1,709,283
Chief Financial Officer	2022	500,000	180,000	(6)	—	1,254,758	240,000	12,200	2,186,958
	2021	450,000	—		899,899	—	162,000	11,600	1,523,499
Igor Bilinsky, Ph.D.,	2023	527,500	47,475	(7)	300,393	418,154	284,850	13,200	1,591,571
Chief Operating Officer	2022	500,000	180,000	(6)	522,788	627,379	240,000	12,200	2,082,366
	2021	357,981	50,000	(1)	899,899	3,047,175	162,000	7,367	4,524,422

(1)	The amount represents a sign-on bonus awarded as an inducement to join the Company.
(2)	Amount shown reflect the grant date fair value of restricted stock units awarded in each fiscal year, in each case determined in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 2 and Note 10 to its audited financial statements included in its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the restricted stock awards or the sale of the common stock underlying such restricted stock awards.
(3)	The amounts set forth under this column represent the aggregate grant date fair value of stock options granted in each fiscal year for financial reporting purposes under FASB ASC Topic 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 2 and Note 10 to its audited financial statements included in its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(4)	Amounts reported represent the annual cash performance-based bonuses earned pursuant to the achievement of certain corporate and individual performance objectives during 2023. Please see the descriptions of the annual performance bonuses in the prior section entitled “Annual Incentive Bonuses.”
(5)	Represents the Company matching portion of amounts contributed to the Company’s 401(k) plan and the Company’s contribution to a Health Savings Account on behalf of the named executive officer.
(6)	Represents discretionary bonus under the broad-based retention program as calculated based on each individual officer’s target performance bonus as set forth in each named executive officer’s employment agreement as of June 1, 2021 and such other determinations made by the Compensation Committee of our Board of Directors. These amounts were paid on June 14, 2022. This program is more fully described under “Executive Compensation — Compensation Discussion and Analysis — 2021 Named Executive Officer Compensation — 2021 Retention Program” in the 2021 Proxy Statement filed on April 27, 2022.
(7)	In March 2023, the Compensation Committee and Board of Directors approved a discretionary bonus program for all employees, including our NEOs. The award, equal to 20% of each employee’s 2023 target annual bonus, became payable in June 2023 after the FDA accepted the Company’s BLA for lifileucel in advanced melanoma.

GRANT OF PLAN-BASED AWARDS

The following table provides information regarding plan-based awards granted to our named executed officers in the fiscal year ended December 31, 2023:

				All other	All other
				option awards:	Stock	Exercise or Base	Grant Date
				Number of	Awards:	Price of Option	Fair Value
				Securities	Number of	and Stock	of Option
	Grant	Target Bonus		Underlying	Shares of	Awards	and Stock
Name	Date	($)		Options(2)(3)	Stock Units (3)	($/Share)	Awards
Frederick G. Vogt, Ph.D., J.D.		$449,800	(1)	—	—	$—	$—
Interim Chief Executive Officer	3/2/2023	$—		500,000		$7.12	$2,477,800	(5)
and President, and General Counsel	3/2/2023	$—			125,000	$7.12	$890,000	(4)
Friedrich Graf Finckenstein, M.D.		$263,588	(1)	—	—	$—	$—
Chief Medical Officer	3/2/2023	$—		93,750	—	$7.12	$464,588	(5)
	3/2/2023	$—		—	46,875	$7.12	$333,750	(4)
Jean-Marc Bellemin		$237,375	(1)	—	—	$—	$—
Chief Financial Officer	3/2/2023	$		168,750	—	$7.12	$836,258	(5)
Igor Bilinsky, Ph.D.		$237,375	(1)	—	—	$—	$—
Chief Operating Officer	3/2/2023	$—		84,380	—	$7.12	$418,154	(5)
	3/2/2023	$—		—	42,190	$7.12	$300,393	(4)

(1)	Represents annual target amount for 2023 performance-based cash bonuses based on the terms of each named executive officer’s employment agreement and such other determinations made by the Compensation Committee of our Board of Directors as more fully described above under “Executive Compensation — Compensation Discussion and Analysis — 2023 Named Executive Officer Compensation.” The bonuses do not contain a threshold or maximum bonus opportunity for our named executive officers and therefore the corresponding columns have been omitted from the table above.
(2)	Amounts in this column represent grants of stock options that have a ten-year term.
(3)	The stock option and restricted stock unit awards vest as to one third of the shares underlying the equity awards on the first anniversary of the grant date, with remaining stock option and restricted stock unit awards vesting in equal quarterly installments over the two-year period following such first anniversary of the grant date.
(4)	Represents the closing price of our common stock on the grant date multiplied by the number of restricted stock units granted.
(5)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures. The Company’s methodology, including its underlying estimates and assumptions used in calculating these values, is set forth in Note 2 and Note 10 to its audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024. This amount does not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS

The following table sets forth outstanding stock options and restricted stock units held by our named executive officers as of December 31, 2023. Since 2021, options and restricted stock units were granted under the 2018 Plan, as amended and the remaining options were granted under the Company’s 2014 Equity Incentive Plan (the “2014 Plan”).

Outstanding Equity Awards at Year Ended December 31, 2023

		Option Awards				Stock Awards
		Number of	Number of			Number	Market Value of
		Securities	Securities			of Shares	Shares or
		Underlying	Underlying			or Units	Units of
	Grant Date and	Unexercised	Unexercised			of Stock	Stock That
	Vesting	Options	Options	Option	Option	That Have	Have Not
	Commencement	(#)	(#)	Exercise	Expiration	Not Vested	Vested
	Date(1)	Exercisable	Unexercisable	Price ($)	Date(2)	(#)	($)(3)
Frederick G. Vogt, Ph.D., J.D.,	3/2/2023	—	500,000	$7.12	3/2/2033	125,000	$1,016,250
Interim Chief Executive Officer and President, General Counsel	1/14/2022	—	—	$—	—	104,172	$846,918
	6/14/2021	73,900	—	$23.87	6/14/2031	—	—
	6/14/2021	83,332	16,668	$23.87	6/14/2031	—	—
	1/4/2021	160,415	14,585	$46.26	1/4/2031	—	—
	1/3/2020	150,000	—	$25.54	1/3/2030	—	—
	3/4/2019	200,000	—	$11.26	3/4/2029	—	—
	12/29/2017	37,400	—	$8.00	12/29/2027	—	—
	3/16/2017	12,600	—	$7.45	3/16/2027	—	—
	11/14/2016	200,000	—	$7.55	11/14/2026	—	—
Friedrich Graf Finckenstein, M.D.,	3/2/2023	—	93,750	$7.12	3/2/2033	46,875	$381,094
Chief Medical Officer	1/14/2022	39,373	28,127	$15.49	1/14/2032	14,064	$114,340
	1/4/2021	91,666	8,334	$46.26	1/4/2031	—	—
	1/3/2020	75,000	—	$25.54	1/3/2030	—	—
	7/18/2019	160,000	—	$25.78	7/18/2029	—	—
Jean-Marc Bellemin,	3/2/2023	—	168,750	$7.12	3/2/2033	—	—
Chief Financial Officer	1/14/2022	78,746	56,254	$15.49	1/14/2032	—	—
	12/14/2020	150,000	—	$50.26	12/14/2030	—	—
Igor Bilinsky, Ph.D.,	3/2/2023	—	84,380	$7.12	3/2/2033	42,190	$343,005
Chief Operating Officer	1/14/2022	39,373	28,127	$15.49	1/14/2032	14,064	$114,340
	3/15/2021	137,499	12,501	$34.91	3/15/2031	—	—

(1)	Except as otherwise noted, the stock option and restricted stock unit awards vest as to one third of the shares underlying the equity awards on the first anniversary of the grant date, with remaining stock option and restricted stock unit awards vesting in equal quarterly installments over the two-year period following such first anniversary of the grant date.
(2)	All stock options have a ten-year term, measured from the date of grant, which is the latest date that the stock options may be exercised. Stock options may terminate earlier in certain circumstances, such as in connection with a named executive officer’s termination of employment or in connection with certain corporate transactions, including a change of control.
(3)	Represents the number of outstanding stock awards multiplied by the fair market value of the common stock at the close of trading on The Nasdaq Global Market on December 29, 2023 ($8.13).

OPTION EXERCISES AND RESTRICTED STOCK UNITS VESTED

The following table contains information for our named executive officers concerning the option awards that were exercised and restricted stock units that vested during the year ended December 31, 2023:

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of	Value
	Acquired on	Realized on	Shares Acquired	Realized on
Name	Exercise	Exercise ($)(1)	on Vesting	Vesting ($)(2)
Frederick G. Vogt, Ph.D., J.D., Interim Chief Executive Officer and President, General Counsel	—	$—	145,828	$889,336

Friedrich Graf Finckenstein, M.D., Chief Medical Officer	—	$—	39,376	$240,362

Jean-Marc Bellemin, Chief Financial Officer	—	$—	18,850	$115,174

Igor Bilinsky, Ph.D., Chief Operating Officer	—	$—	38,536	$235,229
(1)	The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying the stock options exercised.
(2)	Represents the price of our common stock at the close of trading on The Nasdaq Global Market on the vesting date multiplied by the number of restricted stock units that vested on that date.

EMPLOYMENT AGREEMENTS

The following is a summary of the employment agreements that we entered into with our named executive officers.

Frederick G. Vogt, Ph.D., J.D. On August 7, 2016, we entered into an Executive Employment Agreement with Frederick G. Vogt, Ph.D., J.D., under which Dr. Vogt agreed to serve as our Vice President of Intellectual Property, effective September 30, 2016. This agreement outlined Dr. Vogt’s initial base salary, signing bonus, annual incentive compensation and new hire equity award. In December every year, the Compensation Committee of the Board of Directors reviews performance and compensation and approves increases to base salary, as well as approving bonus achievement under the incentive compensation program and grants equity.

Dr. Vogt’s employment is “at-will”, and either party can terminate the employment agreement and Dr. Vogt’s employment without cause at any time. In accordance with his Executive Employment Agreement, if we terminate Dr. Vogt’s employment without cause (as defined in his Executive Employment Agreement), whether or not in connection with a “change of control” (as defined in the agreement), Dr. Vogt will receive a severance payment equivalent to six months of his then-current base salary as well as the prorated portion of any incentive compensation earned, all of Dr. Vogt’s unvested stock options will become fully vested, and he shall have six months from the date of termination within which to exercise his vested options.

On May 18, 2021, Dr. Vogt was named Interim Chief Executive Officer and President, which became effective on June 10, 2021, on which date the Compensation Committee of the Board of Directors approved an adjustment to Dr. Vogt’s base salary and bonus target commensurate with this new role. In addition, his without cause severance payment was increased to 12 months of salary and the prorated portion of any incentive compensation earned. Dr. Vogt’s unvested stock options will continue to become fully vested, and he shall have six months from the date of termination within which to exercise his vested options. These changes to Dr. Vogt’s compensation will remain in effect so long as he serves in the capacity of Interim Chief Executive Officer and President.

Friedrich Graf Finckenstein, M.D. On May 18, 2019, we entered into an Executive Employment Agreement with Friedrich Graf Finckenstein, M.D., under which Dr. Graf Finckenstein agreed to serve as our Chief Medical Officer. This agreement outlined Dr. Graf Finckenstein’s initial base salary, signing bonus, annual incentive compensation and new hire equity award. In

December every year, the Compensation Committee of the Board of Directors reviews performance and compensation and approves increases to base salary, as well as approving bonus achievement under the incentive compensation program and grants equity.

Dr. Graf Finckenstein’s employment is “at-will” and not be for any pre-determined period of time. If the Company terminates Dr. Graf Finckenstein without “cause”, or Dr. Graf Finkenstein resigns with good reason, Dr. Graf Finckenstein will receive (i) his annual base salary and any benefits required to be paid in accordance with applicable benefit plans through the date of termination; and (ii) a severance payment equal to six months of his then annual base salary, provided that he executes and does not revoke a general release of claims and continues to comply with any and all agreements concerning his employment with and separation from employment. If Dr. Graf Finckenstein’s employment is terminated without cause or resignation with good reason occurs within six months before a “change in control” (as defined in the employment agreement) of the Company or within twelve (12) months after a change in control of the Company, then Dr. Graf Finkenstein will receive the payments described in clauses (i) and (ii) of this paragraph, any time-based unvested stock options that he holds at the time of his termination will become fully vested on the termination date, and Dr. Graf Finkenstein will have three months after the date of termination to exercise his vested options.

Jean-Marc Bellemin. On November 23, 2020, we entered into an Executive Employment Agreement with Jean-Marc Bellemin, under which Mr. Bellemin agreed to serve as our Chief Financial Officer, effective December 14, 2020. This agreement outlined Mr. Bellemin’s initial base salary, signing bonus, annual incentive compensation and new hire equity award. Annually, the Compensation Committee of the Board of Directors reviews performance and compensation and approves increases to base salary, as well as approving bonus achievement under the incentive compensation program and grants equity.

Mr. Bellemin’s employment is “at-will” and not be for any pre-determined period of time. If the Company terminates Mr. Bellemin without “cause” or resignation for “good reason” (as such terms are defined in the employment agreement), Mr. Bellemin will receive (i) his annual base salary and any benefits required to be paid in accordance with applicable benefit plans through the date of termination; and (ii) a severance payment equal to six months of his then annual base salary, provided that he executes and does not revoke a general release of claims and continues to comply with any and all agreements concerning his employment with and separation from employment. If Mr. Bellemin’s employment termination without cause or resignation for good reason occurs within six months before a “change of control” (as defined in the employment agreement) of the Company or within twelve (12) months after a change of control of the Company, then Mr. Bellemin will receive the payments described in clauses (i) and (ii) of this paragraph, any time-based unvested stock options that he holds at the time of his termination will become fully vested on the termination date, and Mr. Bellemin will have three months after the date of termination to exercise his vested options.

Igor Bilinsky, Ph.D. On February 18, 2021, we entered into an Executive Employment Agreement with Igor Bilinsky, Ph.D. under which Dr. Bilinsky agreed to serve as our Chief Operating Officer, effective March 15, 2021. This agreement outlined Mr. Bilinsky’s initial base salary, signing bonus, annual incentive compensation and new hire equity award. In December every year, the Compensation Committee of the Board of Directors reviews performance and compensation and approves increases to base salary, as well as approving bonus achievement under the incentive compensation program and grants equity.

Dr. Bilinsky’s employment is “at-will” and not for any pre-determined period of time. If the Company terminates Dr. Bilinsky without “cause” or resignation for “good reason” (as such terms are defined in the employment agreement), Dr. Bilinsky will receive (i) his annual base salary and any benefits required to be paid in accordance with applicable benefit plans through the date of termination; and (ii) a severance payment equal to six months of his then annual base salary, provided that he executes and does not revoke a general release of claims and continues to comply with any and all agreements concerning his employment with and separation from employment. If Dr. Bilinsky’s employment termination without cause or resignation for good reason occurs within six months before a “change of control” (as defined in the employment agreement) of the Company or within twelve (12) months after a change of control of the Company, then Dr. Bilinsky will receive the payments described in clauses (i) and (ii) of this paragraph, any time-based unvested stock options that he holds at the time of his termination will become fully vested on the termination date, and Dr. Bilinsky will have three months after the date of termination to exercise his vested options.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Each of our named executive officers have employment agreements with the Company. These employment agreements have no specified term, and the employment relationship may be terminated by the named executive officers or by us at any time. The following table sets forth information regarding payments that would have been made to our named executive officers if they suffered an involuntary termination without cause not in connection with a change in control, or a termination without cause in connection with a change in control, and such termination payments were triggered on December 31, 2023. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

The terms “cause,” “good reason,” “disability,” and “change in control” in this section have the meanings provided in the applicable employment agreement or equity award agreement. Equity acceleration is calculated based on the closing price of the Company common stock trading on The Nasdaq Global Market on December 29, 2023 ($8.13). The amounts listed below do not include any taxes due in connection with such payments, including any tax under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) that may be triggered by such payments. See the Employment Agreements section following the table for potential additional benefits that may be awarded to the named executive officers as well as additional conditions that may apply to such payments.

	Change in				Termination
	Control		Termination		Due to
	Acceleration		Without		Death
	and Termination		Cause or for		or Disability
	Without Cause ($)		Good Reason ($)		($)
Frederick G. Vogt, Ph.D., J.D.
Cash severance	795,800	(1)	1,141,800	(5)	449,800	(6)
Equity acceleration	3,008,624	(2)	3,008,624	(2)	3,008,624	(7)
Friedrich Graf Finckenstein, M.D.
Cash severance	292,875	(3)	292,875	(3)	—
Equity acceleration	646,289	(4)	—		646,289	(7)
Jean-Marc Bellemin
Cash severance	263,750	(3)	263,750	(3)	—
Equity acceleration	170,438	(4)	—		170,438	(7)
Igor Bilinsky, Ph.D.
Cash severance	263,750	(3)	263,750	(3)	—
Equity acceleration	603,468	(4)	—		603,468	(7)
(1)	Dr. Vogt would receive six months of his current annual base salary and his pro-rated target bonus for that year assuming the bonus was earned in 2023.
(2)	Upon termination without cause, Dr. Vogt’s stock options would vest and he would have six months from the date of termination within which to exercise his vested options.
(3)	The named executive officer would receive six months of his current annual base salary.
(4)	The named executive officer’s stock options and restricted stock awards would vest and the named executive officer would have three months from the date of termination within which to exercise their vested options.
(5)	Upon termination without cause while serving in the Interim CEO role and for three months thereafter, Dr. Vogt would receive twelve months of his annual base salary and his pro-rated target bonus for that year assuming the bonus was earned in 2023.
(6)	Upon termination due to death or disability, the named executive officer would receive their pro-rated target bonus for that year assuming the bonus was earned in 2023.

(7)	As provided by the stock option and restricted stock unit award agreements for the 2018 Plan, upon termination due to death or disability the named executive officer unvested equity is accelerated and the named executive officer would have twelve months from the date of termination within which to exercise their vested options.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain financial performance measures of our company for the last four fiscal years ended December 31, 2023, 2022, 2021, and 2020.

							Value of Initial Fixed
							$100 Investment
					Average SCT	Average CAP		NASDAQ		Company-
	SCT	CAP	SCT	CAP	Compensation	Compensation	Company	Biotech Index		selected
	Compensation	Compensation	Compensation	Compensation	for Other	for Other	Total Share-	Total Share-	Net Loss	Financial Perf.
Year	for CEO 1	for CEO 1	for CEO 2	for CEO 2	NEOs	NEOs	holder Return	holder Return	($M)	Measure
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2023	$4,794,680	$5,215,475	$ N/A	$ N/A	$1,689,055	$1,796,364	$29.36	$118.87	(444.0)	$—
2022	$5,259,100	$(173,208)	$ N/A	$ N/A	$2,159,230	$(50,500)	$23.08	$113.65	(395.9)	$—
2021	$3,216,310	$3,169,786	$7,011,698	$(2,484,140)	$3,270,763	$(324,022)	$68.95	$126.45	(342.3)	$—
2020	$ N/A	$ N/A	$9,039,400	$22,045,076	$2,593,418	$5,003,997	$167.61	$126.42	(259.6)	$—

Columns (b), (d) and (f). Reflects compensation amounts reported in the “Summary Compensation Table” (“SCT”) for our CEOs and average amount reported for our non-CEO NEOs, for the respective years shown. Our CEOs and non-CEO NEOs for each of these fiscal years are shown below:

Year	CEO	Non-CEO NEOs
2023	Frederick G. Vogt, Ph.D., J.D.	Friedrich Graf Finckenstein, M.D., Jean-Marc Bellemin, Igor Bilinsky, Ph.D.
2022	Frederick G. Vogt, Ph.D., J.D.	Friedrich Graf Finckenstein, M.D., Jean-Marc Bellemin, Igor Bilinsky, Ph.D.
2021	Frederick G. Vogt, Ph.D., J.D. (effective June 10, 2021), Maria Fardis, Ph.D. (until June 10, 2021)	Friedrich Graf Finckenstein, M.D., Jean-Marc Bellemin, Igor Bilinsky, Ph.D., Michael Swartzburg
2020	Maria Fardis, Ph.D.	Frederick G. Vogt, Ph.D., J.D (as General Counsel), Friedrich Graf Finckenstein, M.D., Jean-Marc Bellemin, Michael Swartzburg

Columns (c), (e) and (g). CAP to our CEOs and the average CAP to our non-CEO NEOs in each of 2023, 2022, 2021, and 2020 reflect the respective amounts set forth in columns (b), (d) and (f) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules and calculation methodology. The dollar amounts reflected in columns (c), (e) and (g) of the table above do not reflect the actual amount of compensation earned by or paid to our CEOs and non-CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the CEO’s and average non-CEO NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” section in this proxy statement as well as the proxy statements reporting pay for the prior fiscal years covered in these tables.

	2023		2022		2021			2020

	CAP	Average	CAP	Average	CAP	CAP	Average	CAP	Average
	Compensation	CAP	Compensation	CAP	Compensation	Compensation	CAP	Compensation	CAP
	for	Compensation	for	Compensation	for	for	Compensation	for	Compensation
Adjustments	CEO 1	for other NEOs	CEO 1	for other NEOs	CEO 1	CEO 2	for other NEOs	CEO 2	for other NEOs

Reported Summary Compensation Table Total	$4,794,680	$1,689,055	$5,259,100	$2,159,230	$3,216,310	$7,011,698	$3,270,763	$9,039,400	$2,593,418

Deduction for amounts reported under Stock Awards and Option Awards columns in Summary Compensation Table for applicable fiscal year.	$(3,367,800)	$(784,380)	$(3,872,500)	$(1,185,030)	$(2,463,502)	$(6,729,775)	$(2,880,217)	$(8,139,400)	$(2,197,299)

Add back: The year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the fiscal year	$3,640,536	$848,241	$1,597,498	$463,158	$2,416,978	$—	$1,548,311	$17,391,380	$3,771,653

The change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the fiscal year	$208,973	$58,053	$(1,408,496)	$(558,816)	$—	$—	$(1,234,414)	$3,171,811	$728,968

For awards that are granted and vest in the same year, the fair value as of the vesting date	$—	$—	$—	$—	$—	$—	$—	$—	$—

For awards granted in prior years that vest in the fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$(60,915)	$(14,605)	$(1,748,809)	$(929,042)	$—	$(2,766,063)	$(1,028,465)	$581,885	$107,259

"Compensation Actually Paid"	5,215,475	1,796,364	(173,208)	(50,500)	3,169,786	(2,484,140)	(324,022)	22,045,076	5,003,997

Column (h). Illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in the Company’s common stock made on December 31, 2019.

Column (i). Illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 made on December 31, 2019, in the NASDAQ Biotechnology Index, which is the same peer group used for the Stock Performance Graph included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024.

Column (j). Reflects “Net Income” in the Company’s Consolidated Statement of Operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.

Column (k). At this time, given that we have only recently become a commercial company without significant revenue, we do not use any specific company-selected financial measures for purposes of determining “compensation actually paid.” As is the case with many companies in the biotechnology industry, our annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. However, our Compensation Committee has approved robust goals and objectives discussed annually in our Compensation Discussion and Analysis section in this proxy statement and the proxy statements reporting pay for the fiscal years covered in these tables. Accordingly, we do not have a financial metric in our executive compensation program that would constitute the Company Selected Measure, as contemplated under the SEC Pay Versus Performance disclosure rules.

Relationship between Pay and Performance

Below are graphs showing the relationship of “compensation actually paid” to our CEOs and other non-CEO NEOs in 2020, 2021, 2022, and 2023 to (1) Company total shareholder return (“TSR”) of both the Company and the NASDAQ Biotechnology Index and (2) the Company’s net loss.

CAP, as required and calculated under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions such as the assumptions used in the Black-Scholes stock option valuation model. CAP does not reflect actual amounts paid out for those awards and generally fluctuates due to stock price performance and accounting assumptions. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020, 2021, 2022, and 2023.

At this time, given that we are a biopharmaceutical company without significant revenue, we do not use any specific financial measures for purposes of determining executive compensation and have not included a tabular list of financial performance measures. We believe our clinical and regulatory goals and objectives represent the most important performance measures we use to link “compensation actually paid” to our Company performance. However, we are providing the following three operational performance measures, which are used to assess the performance of our NEOs to Company performance for 2023. For a discussion of how our Compensation Committee assessed our performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020, 2021, 2022, and 2023.

Operational Performance Measure
Manage overall spending to within 5% of budget
Maintain sufficient cash balance at year-end to successfully finance future operating activities and clinical development programs
Appropriately and opportunistically finance the Company through various means including the use of an at-the market equity financing facility

CHIEF EXECUTIVE OFFICER PAY RATIO

SEC rules require companies to disclose the ratio of the total annual compensation of the principal executive officer to the median employee’s total annual compensation. We identified the median employee by examining the 2023 total annual target cash compensation for all individuals, excluding our Interim Chief Executive Officer, who were employed by us on December 27, 2023. For all employees, we examined target total cash compensation, which included base salary and target annual incentive compensation. We annualized the compensation of all permanent employees who were not employed by us for all of 2023.

After identifying the median employee based on target total cash compensation as described above, we calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the 2023 Summary Compensation Table above. The total annual compensation of the median employee for 2023 was $199,048. The total annual compensation including bonuses for our Interim Chief Executive Officer for 2023 was $4,794,680. The ratio of Interim Chief Executive Officer total annual compensation to the median employee total annual compensation for 2023 was approximately 24.1 to 1.

Because Item 402(u) of Regulation S-K permits companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a Company’s employee population and compensation practices, we believe that our CEO Pay Ratio should not be used as a basis for comparison between companies.

PROPOSAL NO. 2 — ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Exchange Act, provides the Company’s stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. At the 2020 Annual Meeting of Stockholders, our stockholders approved an advisory measure that the stockholders’ advisory votes on executive compensation be held on an annual basis. Our Board of Directors determined to follow our stockholders’ recommendations and to include an annual stockholders’ advisory vote on the compensation of the Company’s named executive officers. Please refer to the discussion under “Executive Compensation — Compensation Discussion and Analysis” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which include the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement. Accordingly, we are asking you to approve the following resolution:

RESOLVED, that the compensation paid to the named executive officers of Iovance Biotherapeutics, Inc., as disclosed in the 2024 Proxy Statement of Iovance Biotherapeutics, Inc. pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion, hereby is approved.

This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is advisory in nature and therefore is not binding on us, our Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for advisory approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding this appointment of Ernst & Young LLP as our independent registered public accounting firm, and even if our stockholders ratify that appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our 2024 fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.

If our stockholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee may reconsider the appointment.

Independent Registered Public Accounting Firm

During the fiscal years ended December 31, 2023 and 2022, neither we nor anyone acting on our behalf consulted with Ernst & Young LLP regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by Ernst & Young LLP for our fiscal years ended December 31, 2023 and 2022, respectively.

	2023	2022
Audit fees:	$2,346,026	$1,490,893
Audit related fees:	$713,100	$57,500
Tax fees:	$—	$—
All other fees:	$—	$—
Total	$3,059,126	$1,548,393

In the above table, “audit fees” are fees for professional services for the audit of the Company’s financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the fiscal year ended December 31, 2022, including internal control attestations, and review of financial statements included in its quarterly reports on Form 10-Q and for services that are normally provided in connection with regulatory filings and public offerings. “Audit-related fees” represent fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and that are not reported under the “audit fees” category. “Tax fees” are fees for tax compliance, tax advice and tax planning.

Our Audit Committee considered whether the provision of the services described above for the fiscal years ended December 31, 2023 and 2022 is compatible with maintaining the auditor’s independence. All audit and non-audit services that may be provided by our principal accountant to us require pre-approval by the Audit Committee. Further, our auditor shall not provide those services to us specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment adviser, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

Auditor Independence

In our fiscal year ended December 31, 2023, there were no other professional services provided by Ernst & Young LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

***

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 29,700,000 SHARES TO 36,700,000 SHARES AND PERMIT SHARE RECAPTURE FROM OUR 2014 EQUITY INCENTIVE PLAN

On April 22, 2018, our Board of Directors adopted the 2018 Plan, which was approved by our stockholders at the annual meeting of stockholders held on June 6, 2018. As originally adopted by the Board of Directors and our stockholders, the 2018 Plan authorized the issuance up to an aggregate of 6,000,000 shares of our common stock. On March 24, 2020, the Board of Directors adopted and approved an amendment to the 2018 Plan to increase the total number of shares that can be issued under the 2018 Plan from 6,000,000 shares to 14,000,000 shares, which was approved by our stockholders at the annual meeting of stockholders held on June 8, 2020. On March 7, 2022, the Board of Directors adopted an amendment to the 2018 Plan to increase the total number of shares that can be issued under the 2018 Plan from 14,000,000 shares to 20,700,000, which was approved by our stockholders at the annual meeting of stockholders held on June 10, 2022. On April 18, 2023, the Board of Directors adopted an amendment to the 2018 Plan to increase the total number of shares that can be issued under the 2018 Plan from 20,700,000 shares to 29,700,000 shares, which was approved by our stockholders at the annual meeting of stockholders held on June 6, 2023.

On April 18, 2024, our Compensation Committee, acting with the authority of the Board of Directors upon the designation of the same, adopted an amendment to the 2018 Plan, which includes: (i) an increase to the total number of shares that can be issued under the 2018 Plan, equal to 7,000,000 new shares plus any remaining unissued shares which are currently available for issuance under the 2014 Plan, and (ii) changes to the share recapture provisions to permit share recapture from the Company’s 2014 Plan, subject to stockholder approval of the amendment. An increase of 7,000,000 shares represents approximately 2.5% of our total shares of common stock outstanding as of Record Date.

The 2014 Plan is currently set to terminate on September 19, 2024. If this proposal is approved, no additional grants will be made under the 2014 Plan, and the 2014 Plan will terminate as of the date of the Annual Meeting. Pursuant to the amendment to the 2018 Plan adopted by our Compensation Committee, acting with the authority of the Board of Directors upon the designation of the same, on April 18, 2024, any remaining unissued shares available under the 2014 Plan as of the termination date will carry over into the 2018 Plan. Currently, there are 303,563 shares remaining under the 2014 Plan. Any outstanding equity award granted under the 2014 Plan that expires, terminates, or is cancelled or forfeited without being settled, vested, or exercised on or after stockholder approval of the amendment (the “Amendment Date), will also be recaptured into the 2018 Plan. As of the Record Date, there were 2,799,184 shares issued and outstanding under the 2014 Plan.

As part of our Compensation Committee’s recommendation to the Board of Directors to approve the amendment to the 2018 Plan, including the total number of shares available for issuance under the plan, the Compensation Committee considered advice from Haigh and analyzed our historical burn rate, anticipated future equity award needs, increased employment as the Company began commercial operations, and the dilutive impact of the 2018 Plan’s share reserve. In particular, the Compensation Committee considered the following data, as of the Record Date, under the 2018 Plan:

●	941,558 shares of common stock had been issued upon exercise of stock options.
●	15,777,827 shares of restricted stock units have been issued and 11,890,113 were outstanding.
●	There were 13,170,062 shares subject to issuance upon exercise of outstanding options at a weighted average share price of $20.46 per share and a weighted average remaining life of 7.06 years.
●	There were 719,276 shares of common stock available for future issuance under the 2018 Plan.
●	There were 303,563 shares of common stock available for future issuance under the 2014 Plan.

Since the 2018 Plan was adopted, we have granted to current executive officers and directors 2,878,897 restricted stock unit awards with grant date fair values ranging from $5.68 to $23.87 per share and 2,730,780 stock options with grant date fair values ranging from $4.96 to $29.46 per share for the purchase of an aggregate of 5,609,677 shares of common stock, and have granted to all our employees (excluding current executive officers and directors) as a group 12,898,930 restricted stock unit awards and 16,677,117 stock options to purchase an aggregate of 29,576,047 shares. The stock options granted to such employees have exercise prices ranging from $5.61 to $52.59 per share. On the Record Date, the fair market value per share of our common stock was $11.80, which was the closing price per share of our common stock on such date.

At the time that the 2018 Plan was adopted, our company had approximately 106 employees, including our executive officers. Since then, we have hired approximately 513 employees (net of any terminations during that period) to whom we granted equity-based awards. We believe that long-term incentive compensation in the form of stock options, restricted stock, restricted stock units and other equity grant forms is critical to our success in remaining competitive and in attracting, hiring, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to our Company generate much of the growth and success of our business. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. Awards generally vest over a period of service with us or upon accomplishment of performance objectives, giving the recipient an additional incentive to provide services over a number of years and build on past performance. As of the Record Date, we had 7 non-employee directors, 4 executive officers (all of whom are employees), and approximately 615 employees.

As of the Record Date, our 2021 Inducement Plan, which is summarized above under “Equity Compensation Plan Information”, had 731,478 shares of common stock available for issuance. As of the Record Date, there were no shares of common stock available for issuance under the 2011 Plan.

Timing of Proposal and Expected Share Usage Needs

Based on our current projected hiring goals, which involve building our commercial team and commercial manufacturing staff as a result of our most recent BLA approval, which involves a significant number of new employees, our management and Board of Directors has determined that we will not have a sufficient number of securities available under the 2021 Inducement Plan, 2018 Plan, and 2014 Plan for future grants of options or restricted stock to our new hires and to our existing employees unless we increase the shares available under the 2018 Plan.

This remaining share pool will not be sufficient to fulfill the Company’s equity compensation program during the next several years. We consider it important to maintain a strong association between compensation of our employees and service providers and our stockholders’ long-term interests. Awards under the 2018 Plan are intended to provide our employees significant incentive to protect and enhance stockholder value. We believe that there is an insufficient number of shares remaining available for new grants under our 2018 Plan to sustain these important stock-based incentives.

In setting the number of shares authorized for issuance under the 2018 Plan, as amended, we also considered the potential dilution that would result by approval of the authorization of the share pool increase for the 2018 Plan, as amended, and major proxy advisory firms. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available for the grant of future awards under the 2018 Plan, divided by the total number of outstanding shares of common stock. As of the Record Date, our overhang was 4.96%. The approximate 7,303,563 share reserve increase under the 2018 Plan, as amended, being proposed in this proposal would result in our overhang as of Record Date increasing to approximately 7.57%. The actual dilution will depend on several factors, including the types of awards made under the 2018 Plan. The Board believes the number of shares requested represents a reasonable amount of potential equity dilution, within a competitive range of the median of similarly situated companies.

The Board also considered the number of equity awards that we have granted historically. In years 2023, 2022, and 2021, our forfeiture adjusted burn rates for the 2018 Plan were 2.53%, 3.23%, and 2.50%, respectively. This represents a three-year average value-adjusted burn rate of 2.72% of common shares outstanding. Generally, we expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2021-2023 period. The Company believes that our burn rate is reasonable in relation to companies in our industry and reflect a judicious use of equity for compensation purposes.

Accordingly, based upon the advice of our compensation consultant, Haigh, and upon review and recommendation by the Compensation Committee, on April 18, 2024, our Compensation Committee, acting with the authority of the Board of Directors upon the designation of the same, approved an increase in the number of securities available for award grants under the 2018 Plan, which includes 7,000,000 new shares plus any remaining unissued shares from the 2014 Plan. The Compensation Committee also made changes to the share recapture provisions to permit share recapture from the 2014 Plan, which will terminate as of the date of the

Annual Meeting if this proposal is approved. We are hereby submitting the foregoing amendment of our 2018 Plan to our stockholders for their approval. Previously, in connection with the derivative litigation disclosed in the legal proceedings section of our recent SEC reports, our Board of Directors, based upon the advice of our compensation consultant, and upon review and recommendation by the Compensation Committee, approved changes to director compensation policy, including the amount of equity awards that may be granted to non-employee directors on an annual basis (as described in more detail above in this proxy statement), and the exceptions thereto, and as a result, we amended the 2018 Plan to reflect the revised non-employee director equity compensation structure. Additionally, in February 2024, our Compensation Committee, acting with the authority of the Board of Directors upon the designation of the same, approved changes to items that do not qualify as equity awards for purposes of calculating the amount of equity awards granted to non-employee directors on an annual basis (as described in more detail above in this proxy statement), and as a result, the 2018 Plan was revised to reflect this. These previous revisions to the 2018 Plan are unrelated to the current proposal and did not require stockholder approval.

If stockholders do not approve our amendment to the 2018 Plan, our ability to grant equity awards to our planned new hires, as well as our existing employees and management team, will be severely limited, which would place us at a competitive disadvantage. After a review of our historical practices and our anticipated future growth, we believe that the shares that would become available under our 2018 Plan, as amended, if this proposal is approved would enable us to continue to grant equity awards for approximately one year, which is vital to our ability to attract and retain the talent required to support our continued growth in the extremely competitive labor market in which we compete. However, circumstances could alter this projection, such as a change in business conditions, our stock price, competitive pressures for attracting and retaining employees, or our Company strategy.

2018 Equity Incentive Plan, as Amended

The 2018 Plan, as amended, is provided in Appendix A, where the foregoing amendment is shown in blackline text.

The 2018 Plan, as amended, contains provisions that are designed to protect our stockholders’ interests and to reflect strong corporate governance practices, including:

●	Stockholder approval is required for additional shares. The 2018 Plan, as amended, does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2018 Plan, as amended, authorizes a fixed number for our share reserve, so that stockholder approval is required to issue any additional shares from the 2018 Plan once we have used all shares available for issuance. The 2018 Plan, as amended, is not an inducement plan, and therefore requires stockholder approval under The Nasdaq Stock Market LLC rules.
●	No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
●	Repricing is not allowed without stockholder approval. The 2018 Plan, as amended, prohibits the repricing or exchange of underwater stock options and stock appreciation rights without prior stockholder approval.
●	Reasonable share counting provisions. In general, when awards granted under the 2018 Plan or 2014 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, the 2018 Plan, as amended, prohibits shares tendered or withheld to pay the exercise price of an award or for payment of taxes to be returned to our share reserve.
●	Reasonable annual run rate and overhang. Our three-year average actual annual run rate for fiscal years 2021-2023 is 3.85% of weighted average common stock outstanding in each fiscal year. As of the record date, our current total overhang, including shares available for grant, is 11.38%.

Administration. Our Board of Directors has authorized our Compensation Committee to administer the 2018 Plan, as amended, although the Board of Directors also, from time to time, participates in the administration of the 2018 Plan, as amended, and the grant of options. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2018 Plan, as amended, and to adopt, alter and repeal rules, guidelines and practices relating to the 2018 Plan, as amended. The Compensation Committee has full discretion to administer and interpret the 2018 Plan, as amended, and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee are eligible for awards under the 2018 Plan, as amended. The Compensation Committee will have the sole and complete authority to determine who will be granted an award under the 2018 Plan, as amended.

Number of Shares Authorized. Pursuant to the 2018 Plan, as amended, we have reserved an amount equal to 36,700,000 shares of our common stock plus the remaining unissued shares of our common stock following the termination of the 2014 Plan, which would occur on the date of the Annual Meeting. All of the shares of our common stock reserved under the plan may be issued as incentive stock options under the 2018 Plan, as amended. The maximum number of equity awards in any single fiscal year that may be awarded to each of the non-employee members of the Board of Directors for serving on the Board of Directors, shall be an amount equal to the grant date fair value of $425,000 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures; provided, that the foregoing limitation shall not apply in respect of any awards issued to a non-employee director in respect of (i) any one-time equity grant upon a non-employee director’s initial appointment or election to the Board of Directors, (ii) equity grants for services provided to the Company other than services as a member of the Board of Directors, (iii) any additional compensation directors may receive for chair or committee service, or (iv) any special one-time equity grants or other special one-time compensation awarded to one or more non-employee directors to reward such directors for an extraordinary achievement by the Company. The total amount of awards granted annually to the non-employee members of the Board of Directors may be allocated amongst the non-employee members of the Board of Directors in a manner determined by the Board of Directors. If any award granted under the 2014 Plan or 2018 Plan, as amended, expires, terminates, or is canceled or forfeited without being settled, vested or exercised, shares of our common stock subject to such award will again be made available for future grants. Any shares that are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, or any shares reserved for issuance, but not issued, with respect to settlement of a stock appreciation right, will not again be available for grants under the 2018 Plan, as amended.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our common stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the 2018 Plan, as amended (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the 2018 Plan, as amended, the number of shares covered by awards then outstanding under the 2018 Plan, as amended, the limitations on awards under the 2018 Plan, as amended, or the exercise price of outstanding options, or such other equitable substitution or adjustments as the Compensation Committee may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, other stock-based awards, other cash-based awards or any combination of the foregoing. Awards may be granted under the 2018 Plan, as amended, in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of our common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2018 Plan, as amended, shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Options granted under the 2018 Plan, as amended, will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2018 Plan, as amended, the exercise price of the options will not be less than the fair market value (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder) of our common stock on the date of grant (except with respect to Substitute Awards). Options granted under the 2018 Plan, as amended, will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2018 Plan, as amended, will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our common stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent or by such other method as the Compensation Committee may permit in its sole discretion, including, to the extent permitted by the Compensation Committee, (i) by delivery of shares of our common stock valued at the fair market value on the date the option is exercised, provided that such shares are not subject to any pledge or other security interest, (ii) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (iii) if there is a public market for the shares of our common stock at such time, by means of a broker-assisted cashless exercise mechanism or (iv) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and up to the maximum withholding taxes, or any combination of the foregoing. In all events of cashless or net exercise, any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the 2018 Plan, as amended. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2018 Plan, as amended, may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our common stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the 2018 Plan, as amended, will be ten years from the date of grant.

Restricted Stock. The Compensation Committee will be authorized to grant restricted stock under the 2018 Plan, as amended, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is common stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our common stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our common stock earned in respect of such restricted stock unit award or in a combination of the foregoing, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or the Compensation Committee may establish a program for deferred delivery, in compliance with Section 409A of the Code. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our common stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our common stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our common stock, rights to receive grants of awards at a future date, other awards denominated in shares of our common stock, or awards that provide for cash payments based in whole or in part on the value of our common stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between us and a participant, in the event of a change in control (as defined in the 2018 Plan, as amended), if a participant’s employment or service is terminated by us other than for cause (and other than due to death or disability) within the 12- month period following a change in control, then (i) all then-outstanding options and SARs held by such participant will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period (and any other conditions) shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units held by such participant (including without limitation a waiver of any applicable performance goals); provided that with respect to any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Compensation Committee and, unless otherwise determined by the Compensation Committee, prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of the Company’s common stock received or to be received by other shareholders of the Company in connection with the transaction (it being understood that any option or SAR having a per-share exercise price or strike price equal to, or in excess of, the fair market value (as of the date specified by the Compensation Committee) of a share of the Company’s common stock subject thereto may be canceled and terminated without payment or consideration therefor). Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing of settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2018 Plan, as amended).

Amendment. Our Board of Directors may amend, suspend or terminate the 2018 Plan, as amended, at any time, subject to stockholder approval if necessary to comply with any tax, stock exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common stock is listed and (iv) the Compensation Committee may not cancel any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a share of our common stock on the date of cancellation and pay any consideration to the holder thereof. However, stockholder approval is not required with respect to clauses (i), (ii), (iii) and (iv) above with respect to certain adjustments on changes in capitalization.

Certain Federal Income Tax Consequences of the 2018 Plan, as Amended

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for U.S. federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares (a “disqualifying disposition”), the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code. Any additional gain and any loss would be a capital gain or loss. The applicable capital gain tax rate will depend on the length of the Participant’s share holding period measured from the exercise date. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the purchased shares on the date of exercise over the option exercise price, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price paid. We will be able to deduct this same excess amount for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant elects to be taxed on the date of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed on the date of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation on the date of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for, or recoupment of, taxes paid on account of shares that fail to vest or on account of any subsequent decrease in the value of the shares. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, in the same year as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code.

Section 409A

Code Section 409A imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Code Section 409A, while others are exempt. If an award is subject to Code Section 409A and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2018 Plan, as amended, and awards granted under the 2018 Plan, as amended, are intended to be exempt from or conform to the requirements of Code Section 409A.

Section 162(m) and the Company’s Deduction

Generally, whenever a participant recognizes ordinary income under the 2018 Plan, as amended, a corresponding deduction is available to the Company, provided that the Company complies with certain reporting requirements. However, under Code Section 162(m), the Company will be denied a deduction for compensation paid to certain senior executives that exceeds $1,000,000, unless the compensation is “performance-based compensation” within the meaning of the Code.

Beginning January 1, 2018, with the passage and signing of the Tax Cuts and Jobs Act (the “TCJA”), this limitation will apply to the Company’s Chief Executive Officer, Chief Financial Officer, the Company’s three next highest-paid executive officers, and anyone who was such a covered person starting with 2017. Prior to January 1, 2018, certain performance-based compensation was excluded from the $1,000,000 deduction limit. Under the TCJA, beginning January 1, 2018 (with an exception for certain grandfathered arrangements), the Company will be denied a deduction for any compensation exceeding $1,000,000.

New Plan Benefits

As discussed in further detail in the section entitled “Director Compensation,” each non-employee director who will remain a non-employee director after the annual stockholders meeting is entitled to receive an annual grant of DRSUs. Such awards will be granted under the 2018 Plan, as amended. All other future awards to our directors, executive officers, employees and consultants under the 2018 plan, as amended, are discretionary and cannot be determined at this time.

Future Awards under the 2018 Plan are granted in the discretion of the Compensation Committee, and therefore are not determinable. The following table sets forth the number of stock option, and restricted stock unit awards that have been granted under the 2018 Plan to our Named Executive Officers and the other individuals and groups indicated during the fiscal year ended December 31, 2023.

	Stock Options			Number of
	Weighted Average		Number of	Restricted
	Exercise Price		Stock	Stock Units
Name and Position	($)		Options (#)	(#)
Frederick G. Vogt, Ph.D., J.D. Interim Chief Executive Officer and President, General Counsel	$7.12		500,000	125,000
Friedrich Graf Finckenstein, M.D., Chief Medical Officer	$7.12		93,750	46,875
Jean-Marc Bellemin, Chief Financial Officer	$7.12		168,750	—
Igor Bilinsky, Ph.D., Chief Operating Officer	$7.12		84,380	42,190
All Current and Former Executive Officers as a Group	$7.12	(1)	846,880	214,065
All Nonexecutive Directors as a Group	$—	(1)	—	386,554
All Employees as a Group (Including Officers who are not Executive Officers)	$7.20	(1)	4,026,915	2,128,729

(1)	Represents the weighted average exercise price for the group.

Vote Required for Approval

We are asking our stockholders to approve an amendment to (i) Section 5(b) of the 2018 Plan to increase the total number of shares of common stock that may be issued under the 2018 Plan by 7,000,000 new shares plus the remaining unissued shares (which currently is 303,563 unissued shares) under the 2014 Plan as of the Record Date and (ii) 5(c) of the 2018 Plan to permit share recapture of shares that are not issued under outstanding awards made pursuant to the 2014 Plan. A copy of the 2018 Plan, with the proposed amendment highlighted in Section 5(b) and 5(c), is included as Appendix A to this Proxy Statement.

Approval of the aforementioned amendment to the 2018 Plan by the stockholders of the Company will require the affirmative vote of a majority of the shares of common stock voted on the matter. Under Delaware law and our bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against approval of the amendment to the 2018 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR 2018 PLAN.

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PROPOSAL NO. 5 — APPROVAL OF AN AMENDMENT TO OUR 2020 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,400,000 SHARES TO 1,900,000 SHARES

Overview

On March 24, 2020, our Board of Directors adopted the 2020 ESPP, which was approved by our stockholders at the annual meeting of stockholders held on June 8, 2020. In October 2022, we made certain immaterial amendments to the 2020 ESPP. As originally adopted by the Board of Directors and our stockholders, the 2020 ESPP authorized the issuance up to an aggregate of 500,000 shares of our common stock. On April 18, 2023, the Board of Directors adopted an amendment to the 2020 ESPP to increase the total number of shares that can be issued under the 2020 ESPP, as amended, from 500,000 shares to 1,400,000 shares (the “ESPP Amendment”), which was approved by our stockholders at the annual meeting of stockholders held on June 6, 2023.

On April 18, 2024, our Board of Directors adopted an amendment to the 2020 ESPP to increase by 500,000 the total number of shares that can be issued under the 2020 ESPP, as amended, from 1,400,000 shares to 1,900,000 shares, subject to stockholder approval of the amendment. The Board has determined 500,000 shares is a reasonable and appropriate increase at this time based on current employee participation rates in the 2020 ESPP. This increase in total number of shares represents approximately 0.18% of our total shares of common stock outstanding as of the Record Date. Our executive officers have an interest in this proposal as they are eligible to participate in the 2020 ESPP, as amended. Our non-employee directors are not eligible to participate in the 2020 ESPP, as amended. In adopting the ESPP Amendment, our Board of Directors considered the benefits of stock purchase plans, including the adoption of similar plans by most of the companies in our peer group, the recruitment benefits of such plans, the significant participation in the 2020 ESPP by our employees at present, and the continued development of a stock ownership culture by our employees.

Summary

This section summarizes certain principal features of the 2020 ESPP, as amended. The summary is qualified in its entirety by reference to the complete text of the 2020 ESPP, as amended. The 2020 ESPP, as amended, is provided in Appendix B, where the foregoing amendment is shown in blackline text.

The 2020 ESPP, as amended, authorizes the sale of an aggregate of 1,400,000 shares of our common stock. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the 2020 ESPP, as amended.

The Compensation Committee will administer the 2020 ESPP, as amended, and have full authority to interpret the terms of the 2020 ESPP, as amended. The 2020 ESPP, as amended, provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2020 ESPP, as amended.

All of our employees, including our named executive officers, are eligible to participate if they are customarily employed by us for at least 20 hours per week and more than five months in any calendar year. Non-employee directors are not eligible to participate in the 2020 ESPP, as amended. If any local laws applicable to any of our non-United States employees require that participation in the 2020 ESPP, as amended, be extended to additional classes of employees or otherwise impose different terms or restrictions on their participation, those requirements may be satisfied through separate offerings under the 2020 ESPP, as amended, not intended to qualify under Section 423 of the Code, and such separate offerings will be treated part of a “Non-423 Plan” component of the 2020 ESPP, as amended. Employees in certain jurisdictions having unfavorable laws regarding stock purchase plans may be excluded from participating in the 2020 ESPP, as amended. As of December 31, 2023, we had 557 employees. However, an employee may not be granted rights to purchase stock under our 2020 ESPP, as amended, if such employee:

●	Immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or

●	Holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.

Our 2020 ESPP, as amended, is intended to qualify under Section 423 of the Code and the 2020 ESPP, as amended, shall be so construed. The 2020 ESPP, as amended, will typically be implemented through two consecutive six-month offering periods. The offering periods generally start on or about December 15th and June 15th of each year after an enrollment period. The Compensation Committee may, in its discretion, modify the terms of future offering periods, including establishing longer offering periods and providing for multiple purchase dates.

Our 2020 ESPP, as amended, permits participants to purchase common stock through payroll deductions of up to 20.0% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings and payments for overtime and shift premiums, but exclusive of sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, any contributions made by us on the participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or any amounts directly or indirectly paid pursuant to the 2020 ESPP, as amended, or any other stock purchase, stock option or other stock-based compensation plan, or similar types of compensation.

Amounts deducted and accumulated from participant compensation are used to purchase shares of our common stock at the end of each offering period. Under the terms of the 2020 ESPP, as amended, the purchase price of the shares may be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Each participant in any offering will have an option to purchase for each full month contained in the offering period a number of shares which shall be the lesser of (i) the number of shares determined by dividing the product of $2,083.33 and the number of months (rounded to the nearest whole month) in the offering period and rounding to the nearest whole dollar by the fair market value of a share of our common stock on the first day of the offering period or (ii) 420 shares multiplied by the number of months (rounded to the nearest whole month) in the offering period and rounding to the nearest whole share, and except as limited in order to comply with Section 423 of the Code. Prior to the beginning of any offering period, the Compensation Committee, as administrator of the 2020 ESPP, as amended, may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

A participant may not transfer rights granted under the 2020 ESPP, as amended, other than by will, the laws of descent and distribution or as otherwise provided under the 2020 ESPP, as amended.

As further discussed below, in the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our 2020 ESPP, as amended, will continue in effect until terminated by the Compensation Committee. The Compensation Committee has the authority to amend, suspend or terminate our 2020 ESPP, as amended, as described below.

Purpose

The purpose of the 2020 ESPP, as amended, is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward our eligible employees and by motivating such persons to contribute to the growth and profitability of the Company. The 2020 ESPP, as amended, provides such eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock.

Valuation

On the Record Date, the fair market value per share of our common stock was $11.80, which was the closing price per share of our common stock on such date.

New Plan Benefits

While all of our employees employed by us for at least 20 hours per week who work more than five months in any calendar year will be eligible to participate in the 2020 ESPP, as amended, and could purchase as much as $25,000 worth of our common stock in a particular year, the actual amount or value of shares purchased by any given employee or group of employees is not determinable because it depends on the elections of each employee who chooses to participate. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2020 ESPP, as amended, or the benefits that would have been received by such participants if the 2020 ESPP, as amended, had been in effect in the year ended December 31, 2023. Therefore, a New Plan Benefits table has not been provided.

Awards Granted Under the 2020 ESPP

As of the Record Date, the number of shares purchased at any time under the 2020 ESPP to date to all current executive officers as a group was 6,326 shares; and by all employees who were not executive officers as a group was 785,982 shares. No shares were purchased under the 2020 ESPP to date to the current directors who were not executive officers.

Participant Withdrawal or Termination

A participant may withdraw from the 2020 ESPP, as amended, by signing and delivering to our office or representative designated by us a written or electronic notice of withdrawal on a form provided by us for this purpose. Such withdrawal may be elected at any time prior to the end of an offering period; provided, however, that if a participant withdraws from the 2020 ESPP, as amended, after a purchase date, the withdrawal shall not affect shares of common stock acquired by the participant on such purchase date. A participant who voluntarily withdraws from the 2020 ESPP, as amended, is prohibited from resuming participation in the 2020 ESPP, as amended, in the same offering from which he or she withdrew, but may participate in any subsequent offering by again satisfying the requirements of the 2020 ESPP, as amended. We may impose, from time to time, a requirement that the notice of withdrawal from the 2020 ESPP, as amended, be on file with our office or representative designated by us for a reasonable period prior to the effectiveness of the participant’s withdrawal.

Upon a participant’s voluntary withdrawal from the 2020 ESPP, as amended, the participant’s accumulated 2020 ESPP, as amended, account balance which has not been applied toward the purchase of shares of common stock shall be refunded to the participant as soon as practicable after the withdrawal, without the payment of any interest, and the participant’s interest in the 2020 ESPP, as amended, and the offering shall terminate. Such amounts to be refunded may not be applied to any other offering under the 2020 ESPP, as amended.

Change in Control

In the event of a “Change in Control” (as defined in the 2020 ESPP, as amended) of the Company, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any participant, assume or continue our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding purchase rights, the purchase date of the then current offering period shall be accelerated to a date before the date of the Change in Control specified by the Compensation Committee, but the number of shares of common stock subject to outstanding purchase rights shall not be adjusted. All purchase rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Amendment or Termination of the 2020 ESPP, as Amended

The Compensation Committee, as administrator of the 2020 ESPP, as amended, may at any time amend, suspend or terminate the 2020 ESPP, as amended, except that (a) no such amendment, suspension or termination shall affect purchase rights previously granted under the 2020 ESPP, as amended, unless expressly provided by the Compensation Committee, and (b) no such amendment, suspension or termination may adversely affect a purchase right previously granted under the 2020 ESPP, as amended, without the consent of the participant, except to the extent permitted by the 2020 ESPP, as amended, or as may be necessary to qualify the 2020 ESPP, as amended, as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the 2020 ESPP, as amended, must be approved by the stockholders of the Company within twelve months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the 2020 ESPP, as amended, or would change the definition of the corporations that may be designated by the Compensation Committee as “Participating Companies” (as defined in the 2020 ESPP, as amended). Notwithstanding the foregoing, in the event that the Compensation Committee determines that continuation of the 2020 ESPP, as amended, or an offering would result in unfavorable financial accounting consequences to us, the Compensation Committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress: (i) terminate the 2020 ESPP, as amended, or any offering period, (ii) accelerate the purchase date of any offering period, (iii) reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the “Fair Market Value” (as defined in the 2020 ESPP, as amended) on the purchase date), (iv) reduce the maximum number of shares of common stock that may be purchased in any offering period, or (v) take any combination of the foregoing actions.

Federal Income Tax Consequences Relating to the 2020 ESPP, as Amended

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the 2020 ESPP, as amended. It does not describe all federal tax consequences under the 2020 ESPP, as amended, nor does it describe state or local tax consequences.

The 2020 ESPP, as amended, is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the 2020 ESPP, as amended, are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participating employee holds the common stock purchased under the 2020 ESPP, as amended, for at least two years after the first day of the offering period in which the common stock was acquired (the “Grant Date”) and for at least one year after the date the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i)the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

(ii)the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the 2020 ESPP, as amended. We may choose 15% or a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the date the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the 2020 ESPP, as amended (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the 2020 ESPP, as amended, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for common stock purchased under the 2020 ESPP, as amended, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income. Otherwise, the 2020 ESPP, as amended, has no tax effect on the Company.

If the exercise of a purchase right does not constitute an exercise pursuant to an “employee stock purchase plan” under section 423 of the Code, the exercise of the purchase right will be treated as the exercise of a nonstatutory stock option. The participant would therefore recognize ordinary income on the purchase date equal to the excess of the fair market value of the shares acquired over the purchase price. Such income is subject to withholding of income and employment taxes. Any gain or loss recognized on a subsequent sale of the shares, as measured by the difference between the sale proceeds and the sum of (i) the purchase price for such shares and (ii) the amount of ordinary income recognized on the exercise of the purchase right, will be treated as a capital gain or loss, as the case may be.

Vote Required for Approval

We are asking our stockholders to approve an amendment to the 2020 ESPP to increase the total number of shares of common stock that may be issued under the 2020 ESPP from 1,400,000 to 1,900,000. A copy of the 2020 ESPP, with the proposed amendment in blackline text, is included as Appendix B to this Proxy Statement.

Approval of the aforementioned amendment to the 2020 ESPP by the stockholders of the Company will require the affirmative vote of a majority of the shares of common stock voted on the matter. Under Delaware law and our bylaws, abstentions are counted as votes cast, and therefore have the same effect as votes against approval of the amendment to the 2020 ESPP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENT TO OUR 2020 IOVANCE EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 1,400,000 SHARES TO 1,900,000 SHARES

FISCAL YEAR 2023 ANNUAL REPORT AND SEC FILINGS

Our financial statements for our fiscal year ended December 31, 2023, are included in our 2023 Annual Report, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our 2023 Annual Report are posted on our website at www.iovance.com and are also available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to the Corporate Secretary, at Iovance Biotherapeutics, Inc., 825 Industrial Road, Suite 400, San Carlos, California 94070.

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OTHER MATTERS

Our Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
San Carlos, California
April 29, 2024

APPENDIX A

IOVANCE BIOTHERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN AS AMENDED

1.Purpose. The Iovance Biotherapeutics, Inc. 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) is intended to help Iovance Biotherapeutics, Inc., a Delaware corporation (including any successor thereto, the “Company”), and its Affiliates attract and retain key personnel by providing them the opportunity to acquire an equity interest in the Company or other incentive compensation measured by reference to the value of Common Stock and to align the interests of key personnel with those of the Company’s stockholders.
2.Effective Date; Duration. The Plan will become effective, if at all, upon the date (the “Effective Date”) that the Plan is originally approved by the stockholders of the Company. The expiration date of the Plan, on and after which date no Awards may be granted, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
3.Definitions. When used herein, the following capitalized terms shall have the meanings indicated, and their plural forms shall have the pluralized forms of their meanings indicated:
(a)“Affiliate” means any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b)“Amendment Date” means, subject to approval by the Company’s stockholders of the amendments to the Plan, the date of the Company’s 2024 annual meeting of stockholders.
(c)“Award” means any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award granted under the Plan.
(d)“Award Agreement” means the agreement (whether in written or electronic form) or other instrument or document evidencing any Award granted under the Plan.
(e)“Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.
(f)“Board” means the Board of Directors of the Company.
(g)“Cause” in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) shall have the meaning given such term (or term of similar import) in any employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or any of its Affiliates, or severance plan in which the Participant is eligible to participate, in either case in effect at the time of the Participant’s termination of employment or service with the Company and its Affiliates, or (ii) if “cause” (or term of similar import) is not defined in, or in the absence of, any such employment, consulting, change-in-control, severance or any other agreement between the Participant and the Company or any of its Affiliates, or severance plan in which the Participant is eligible to participate, means: (A) the Participant’s conviction of, or entry of a plea of no contest to (x) a felony or (y) a misdemeanor involving moral turpitude, (B) the Participant’s gross negligence or willful misconduct, or a willful failure to attempt in good faith to substantially perform his or her duties (other than due to physical illness or incapacity), (C) the Participant’s material breach of a material provision of any employment agreement, consulting agreement, directorship agreement or similar services agreement or offer letter between the Participant and the Company or any of its Affiliates, or any non-competition, non-disclosure or non-solicitation agreement with the Company or any of its Affiliates, (D) the Participant’s material violation of any written policies adopted by the Company or any of its Affiliates governing the conduct of persons performing services on behalf of the Company or any of its Affiliates, (E) the Participant’s obtaining any material improper personal benefit as result of breach by the Participant of any covenant or agreement (including a breach by the Participant of the Company’s code of ethics or a material breach by the Participant of other written policies furnished to the

Participant relating to personal investment transactions) of which the Participant was or should have been aware, (F) the Participant’s fraud or misappropriation, embezzlement or material misuse of funds or property belonging to the Company or any of its Affiliates, (G) the Participant’s use of alcohol or drugs that materially interferes with the performance of his or her duties, or (H) willful or reckless misconduct in respect of the Participant’s obligations to the Company or its Affiliates or other acts of misconduct by the Participant occurring during the course of the Participant’s employment or service that in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company or its Affiliates. Notwithstanding anything to the contrary herein, and except where provided otherwise by an applicable agreement, if, within six (6) months following a Participant’s termination of employment or service for any reason other than by the Company for Cause, the Company determines that such Participant’s termination of employment or service could have been for Cause, such Participant’s termination of employment or service will be deemed to have been for Cause for all purposes, and such Participant will be required to disgorge to the Company all amounts received under this Plan, any Award Agreement or otherwise that would not have been payable to such Participant had such termination of employment or service been by the Company for Cause. The determination of whether Cause exists shall be made by the Committee in its sole discretion.
(h)“Change in Control” means, in the case of a particular Award, unless the applicable Award Agreement (or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or any of its Affiliates) states otherwise, the first to occur of any of the following events:
(i)the acquisition by any Person or related “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act) of Persons, or Persons acting jointly or in concert, of Beneficial Ownership (including control or direction) of 50% or more (on a fully diluted basis) of either (A) the then-outstanding shares of Common Stock, including Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote in the election of directors (the “Outstanding Company Voting Securities”), but excluding any acquisition by the Company or any of its Affiliates or by any employee benefit plan sponsored or maintained by the Company or any of its Affiliates;
(ii)a change in the composition of the Board such that members of the Board during any consecutive 12-month period (the “Incumbent Directors”) cease to constitute a majority of the Board. Any person becoming a director through election or nomination for election approved by a valid vote of at least two thirds of the Incumbent Directors shall be deemed an Incumbent Director; provided, however, that no individual becoming a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board, shall be deemed an Incumbent Director;
(iii)the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company; and
(iv)the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of the entity resulting from such Business Combination or the entity that acquired all or substantially all of the business or assets of the Company in such Sale (in either case, the “Surviving Company”), or the ultimate parent entity that has Beneficial Ownership of sufficient voting power to elect a majority of the board of directors (or analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company), and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.
(i)“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor thereto. References to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successors thereto.
(j)“Committee” means the Compensation Committee of the Board or a subcommittee thereof if required with respect to actions taken to comply with Rule 16b-3 promulgated under the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, or if the Board otherwise takes action hereunder on behalf of the Committee, the Board.
(k)“Common Stock” means the common stock of the Company, par value $0.000041666 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
(l)“Disability” means cause for termination of the Participant’s employment or service due to a determination that the Participant is disabled in accordance with a long-term disability insurance program maintained by the Company or a determination by the U.S. Social Security Administration that the Participant is totally disabled.
(m)“$” shall refer to the United States dollars.
(n)“Eligible Director” means a director who satisfies the conditions set forth in Section 4(a) of the Plan.
(o)“Eligible Person” means any (i) individual employed by the Company or a Subsidiary; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person, (ii) director or officer of the Company or a Subsidiary, (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act, or (iv) prospective employee, director, officer, consultant or advisor who has accepted an offer of employment or service from the Company or its Subsidiaries (and would satisfy the provisions of clause (i), (ii) or (iii) above once such individual begins employment with or providing services to the Company or a Subsidiary).
(p)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto. References to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successors thereto.
(q)“Exercise Price” has the meaning set forth in Section 7(b) of the Plan.
(r)“Fair Market Value” means, (i) with respect to Common Stock on a given date, (x) if the Common Stock is listed on a national securities exchange, the closing sales price of a share of Common Stock reported on such exchange on such date, or if there is no such sale on that date, then on the last preceding date on which such a sale was reported, or (y) if the Common Stock is not listed on any national securities exchange, the amount determined by the Committee in good faith to be the fair market value of the Common Stock, or (ii) with respect to any other property on any given date, the amount determined by the Committee in good faith to be the fair market value of such other property as of such date.
(s)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(t)“Immediate Family Members” has the meaning set forth in Section 14(b)(ii) of the Plan.
(u)“Indemnifiable Person” has the meaning set forth in Section 4(e) of the Plan.
(v)“NASDAQ” means The NASDAQ Stock Market.
(w)“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(x)“Option” means an Award granted under Section 7 of the Plan.
(y)“Option Period” has the meaning set forth in Section 7(c) of the Plan.
(z)“Other Stock-Based Award” means an Award granted under Section 10 of the Plan.
(aa)“Participant” has the meaning set forth in Section 6 of the Plan.
(bb)“Permitted Transferee” has the meaning set forth in Section 14(b)(ii) of the Plan.
(cc)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.
(dd)“Prior Award” means any incentive stock option, nonqualified stock option, stock appreciation right, or restricted stock granted under the Prior Plan.
(ee)“Prior Plan” means the Lion Biotechnologies, Inc. 2014 Equity Incentive Plan, as amended.
(ff)“Prior Plan Shares” means the number of shares of Common Stock available for issuance under the Prior Plan on the Amendment Date.
(gg)Released Unit” has the meaning set forth in Section 9(d)(ii) of the Plan.
(hh)“Restricted Period” has the meaning set forth in Section 9(a) of the Plan.
(ii)“Restricted Stock” means an Award of Common Stock, subject to certain specified restrictions, granted under Section 9 of the Plan.
(jj)“Restricted Stock Unit” means an Award of an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain specified restrictions, granted under Section 9 of the Plan.
(kk)“SAR Period” has the meaning set forth in Section 8(c) of the Plan.
(ll)“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or other interpretive guidance.
(mm)“Strike Price” has the meaning set forth in Section 8(b) of the Plan.
(nn)“Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(oo)“Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.
(pp)“Substitute Awards” has the meaning set forth in Section 5(e) of the Plan.

4.Administration.
(a)The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee (or the Board) shall have the sole and plenary authority to (i) designate Participants, (ii) determine the type, size, and terms and conditions of Awards to be granted and to grant such Awards, (iii) determine the method by which an Award may be settled, exercised, canceled, forfeited, suspended, or repurchased by the Company, (iv) determine the circumstances under which the delivery of cash, property or other amounts payable with respect to an Award may be deferred, either automatically or at the Participant’s or Committee’s election, (v) interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the Plan and any Award granted under the Plan, (vi) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan, (vii) accelerate the vesting, delivery or exercisability of, or payment for or lapse of restrictions on, or waive any condition in respect of, Awards, and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if applicable and if the Board is not acting as the Committee under the Plan), or any exception or exemption under applicable securities laws or the applicable NASDAQ rules or the rules of any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be (1) a “non- employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act or (2) an “independent director” under NASDAQ rules or the rules of any other securities exchange or inter- dealer quotation service on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation (“Eligible Director”). However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.
(b)The Committee may delegate all or any portion of its responsibilities and powers to any persons selected by it, except for grants of Awards to persons who are non-employee members of the Board or are otherwise subject to Section 16 of the Exchange Act. Any such delegation may be revoked by the Committee at any time.
(c)As further set forth in Section 14(f) of the Plan, the Committee shall have the authority to amend the Plan and Awards to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without stockholder approval if such approval is required by applicable securities laws or regulation or NASDAQ rules or the rules of any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.
(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions regarding the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons and entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)No member of the Board or the Committee, nor any employee or agent of the Company (each such person, an “Indemnifiable Person”), shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be involved as a party, witness or otherwise by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of recognized standing of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the Company’s certificate of incorporation or by-laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s certificate of incorporation or by-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f)The Board may at any time and from time to time grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.Grant of Awards; Shares Subject to the Plan; Limitations.
(a)Awards. The Committee may grant Awards to one or more Eligible Persons.
(b)Share Limits. Subject to Section 11 of the Plan and subsection (e): the number of shares of Common Stock that may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan shall be equal to (i) 36,700,000 shares of Common Stock plus (ii) the Prior Plan Shares (the “Share Pool”). No more than 29,700,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan. The maximum number of Awards that may be granted in any single fiscal year to each of the non-employee members of the Board for serving on the Board, shall be an amount equal to the grant date fair value of $425,000 computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation — Stock Compensation,” disregarding the estimate of forfeitures; provided, that the foregoing limitation shall not apply in respect of any Awards issued to a non- employee director in respect of (i) any one-time equity grant upon a non-employee director’s initial appointment or election to the Board, (ii) equity grants for services provided to the Company other than services as a member of the Board, (iii) any additional compensation directors may receive for chair or committee service, or (iv) any special one-time equity grants or other special one-time compensation awarded to one or more non-employee directors to reward such directors for an extraordinary achievement by the Company. The total amount of Awards granted annually to the non- employee members of the Board may allocated amongst the non-employee members of the Board in a manner determined by the Board.
(c)Share Counting. The Share Pool shall be reduced, on the date of grant, by the relevant number of shares of Common Stock for each Award granted under the Plan that is valued by reference to a share of Common Stock; provided that Awards that are valued by reference to shares of Common Stock but are required to be paid in cash pursuant to their terms shall not reduce the Share Pool. If and to the extent that Awards originating from the Share Pool, or Prior Awards following the Effective Date, terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, vested, or settled, the shares of Common Stock subject to such Awards or Prior Awards shall again be available for Awards under the Share Pool. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for issuance under the Plan: (i) shares of Common Stock tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of Stock Options granted under the Plan; (ii) shares of Common Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent that the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon the exercise of the Stock Appreciation Rights; and (iii) shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on, settlement of, or exercise of Awards granted under the Plan.
(d)Source of Shares. Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)Substitute Awards. The Committee may grant Awards in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”), and such Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards; provided, that Substitute Awards issued or intended as “incentive stock options”

within the meaning of Section 422 of the Code shall be counted against the aggregate number of Incentive Stock Options available under the Plan.
(f)No Further Awards Under Prior Plan. Effective as of the Amendment Date, no further awards shall be made under the Prior Plan, but all Prior Awards which are outstanding as of such date shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable agreement (whether in written or electronic form) or other instrument or document evidencing any award granted under the Prior Plan.
6.Eligibility. Participation shall be limited to Eligible Persons who have been selected by the Committee and who have entered into an Award Agreement with respect to an Award granted to them under the Plan (each such Eligible Person, a “Participant”).
7.Options.
(a)Generally. Each Option shall be subject to the conditions set forth in the Plan and in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Award Agreement expressly states otherwise. Incentive Stock Options shall be granted only subject to and in compliance with Section 422 of the Code, and only to Eligible Persons who are employees of the Company or of a parent or subsidiary of the Company (within the meaning of Sections 424(e) and 424(f) of the Code). If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option properly granted under the Plan.
(b)Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option (that is not a Substitute Award) shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 13(b).
(c)Vesting, Exercise and Expiration. The Committee shall determine the manner and timing of vesting, exercise and expiration of Options. The period between the date of grant and the scheduled expiration date of the Option (“Option Period”) shall not exceed ten years, unless the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider-trading policy or a Company-imposed “blackout period,” in which case the Option Period shall be extended automatically until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code). The Committee may accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect any other terms and conditions of such Option.
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until the Participant has paid the Exercise Price to the Company in full, and an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. Options may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Option and the Award Agreement accompanied by payment of the Exercise Price and such applicable taxes. The Exercise Price and delivery of all applicable required withholding taxes shall be payable (i) in cash, by check or cash equivalent, or (ii) by such other method as elected by the Participant and that the Committee may permit, in its sole discretion, including without limitation: (A) shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company) or any combination of the foregoing; provided, that such shares of Common Stock are not subject to any pledge or other security interest; (B) in the form of other property having a Fair Market Value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes; (C) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company or its designee (including third-party administrators) is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes against delivery of the shares of Common Stock to settle the applicable trade; or (D) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and up to the maximum required withholding taxes. In all events of cashless or net exercise, any fractional shares of Common Stock shall be settled in cash.

(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date on which the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) two years after the date of grant of the Incentive Stock Option and (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.
(f)Compliance with Laws. Notwithstanding the foregoing, in no event shall the Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes- Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter- dealer quotation service on which the Common Stock of the Company is listed or quoted.
(g)Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 7, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (within the meaning of Sections 424(e) and 424(f) of the Code), the Option Period shall not exceed five years from the date of grant of such Option and the Exercise Price shall be at least 110% of the Fair Market Value (on the date of grant) of the shares subject to the Option.
(h)$100,000 Per Year Limitation for Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
8.Stock Appreciation Rights (SARs).
(a)Generally. Each SAR shall be subject to the conditions set forth in the Plan and the Award Agreement. Any Option granted under the Plan may include a tandem SAR. The Committee also may award SARs independent of any Option.
(b)Strike Price. The strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share, determined as of the date of grant; provided, however, that a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 13(b).
(c)Vesting and Expiration. A SAR granted in tandem with an Option shall vest and become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independently of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy or a Company-imposed “blackout period,” the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension shall not violate Section 409A of the Code).
(d)Method of Exercise. SARs may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the holder thereof an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of

Common Stock on the exercise date over the Strike Price, less an amount equal to any U.S. federal, state and local income and employment taxes and non-U.S. income and employment taxes, social contributions and any other tax-related items required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value as determined on the date of exercise, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.
9.Restricted Stock and Restricted Stock Units.
(a)Generally. Each Restricted Stock and Restricted Stock Unit Award shall be subject to the conditions set forth in the Plan and the applicable Award Agreement. The Committee shall establish restrictions applicable to Restricted Stock and Restricted Stock Units, including the period over which the restrictions shall apply (the “Restricted Period”), and the time or times at which Restricted Stock or Restricted Stock Units shall become vested (which, for the avoidance of doubt, may include service- and/or performance-based vesting conditions). Subject to such rules, approvals, and conditions as the Committee may impose from time to time, an Eligible Person who is a non-employee director may elect to receive all or a portion of such Eligible Person’s cash director fees and other cash director compensation payable for director services provided to the Company by such Eligible Person in any fiscal year, in whole or in part, in the form of Restricted Stock Units. The Committee may accelerate the vesting and/or the lapse of any or all of the restrictions on Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards. No share of Common Stock shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award.
(b)Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also cause a stock certificate registered in the name of the Participant to be issued. In such event, the Committee may provide that such certificates shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and release of restrictions, in which case the Committee may require the Participant to execute and deliver to the Company or its designee (including third-party administrators) (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock. If the Participant shall fail to execute and deliver the escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the Award Agreement, the Participant shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock.
(c)Restrictions; Forfeiture. Restricted Stock and Restricted Stock Units awarded to the Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and shall be subject to the restrictions on transferability set forth in the Award Agreement. In the event of any forfeiture, all rights of the Participant to such Restricted Stock (or as a stockholder with respect thereto), and to such Restricted Stock Units, as applicable, including to any dividends and/or dividend equivalents that may have been accumulated and withheld during the Restricted Period in respect thereof, shall terminate without further action or obligation on the part of the Company. The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of grant of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.
(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect, except as set forth in the Award Agreement. If an escrow arrangement is used, upon such expiration the Company shall deliver to the Participant or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form) the shares of Restricted Stock with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to the Restricted Stock shall be distributed to the Participant in cash or in shares of Common Stock having a Fair Market Value (on the date of distribution) (or a combination of cash and shares of Common Stock) equal to the amount of such dividends, upon the release of restrictions on the Restricted Stock.

(ii)Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or such Participant’s beneficiary (via book-entry notation or, if applicable, in stock certificate form), one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit that has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (B) establish a program for deferred delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period in compliance with Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the shares of Common Stock would have otherwise been delivered to the Participant in respect of such Restricted Stock Units.
(iii)To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, if determined by the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends as of the date of payment (or a combination of cash and shares of Common Stock) (and interest may, if determined by the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled (in the case of Restricted Stock Units, following the release of restrictions on such Restricted Stock Units), and if such Restricted Stock Units are forfeited, the holder thereof shall have no right to such dividend equivalent payments.
(e)Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE IOVANCE BIOTHERAPEUTICS, INC. 2018 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF   , BETWEEN IOVANCE BIOTHERAPEUTICS, INC. AND    . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF IOVANCE BIOTHERAPEUTICS, INC.

10.Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive future grants of Awards, or other Awards denominated in Common Stock (including performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time determine (“Other Stock-Based Awards”). Each Other Stock-Based Award shall be evidenced by an Award Agreement, which may include conditions including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the date of grant.
11.Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in any case an adjustment is determined by the Committee to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i)adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award and/or (3) any applicable performance measures;

(ii)providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate or become no longer exercisable upon the occurrence of such event); and

(iii)cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per-share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)). Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule16b-3 promulgated under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. In anticipation of the occurrence of any event listed in the first sentence of this Section 11, for reasons of administrative convenience, the Committee in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to, and/or up to 30 days after, the anticipated occurrence of any such event.

12.Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(a)If the Participant’s employment with or service to the Company or an Affiliate is terminated by the Company or Affiliate without Cause (and other than due to death or Disability) on or within 12 months following a Change in Control, all Options and SARs held by such Participant shall automatically become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the Restricted Period (and any other conditions) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (including a waiver of any applicable performance goals); provided, that if the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, the portion of such Award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Committee and, unless otherwise determined by the Committee, prorated for the number of days elapsed from the grant date of such Award through the date of termination.

(b)In addition, the Committee may upon at least ten (10) days’ advance notice to the affected Participants, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Company in the event (it being understood that any Option or SAR having a per- share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor). Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of any Award subject to Code Section 409A at the time such Award is granted.

To the extent practicable, the provisions of this Section 12 shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

13.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any applicable rules or requirements of NASDAQ or of any other securities exchange or inter-dealer quotation service on which the shares of Common Stock is listed or quoted, for changes in GAAP to new accounting standards); and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, unless the Committee determines that such amendment, alteration, suspension, discontinuance or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b)Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award Agreement or the Plan, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after the Participant’s termination of employment or service with the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant unless the Committee determines that such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is either required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation; and provided, further, that except as otherwise permitted under Section 11 of the Plan, if (i) the Committee reduces the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee cancels any outstanding Option or SAR and replaces it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner that would either (A) be reportable on the Company’s proxy statement or Form 10-K (if applicable) as Options that have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment), (iii) the Committee takes any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or (iv) the Committee cancels any outstanding Option or SAR that has a per-share Exercise Price or Strike Price (as applicable) at or above the Fair Market Value of a share of Common Stock on the date of cancellation, and pays any consideration to the holder thereof, whether in cash, securities, or other property, or any combination thereof, then, in the case of the immediately preceding clauses (i) through (iv), any such action shall not be effective without stockholder approval.

14.General.

(a)Award Agreements; Other Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of any conflict between the terms of the Plan and any Award Agreement or employment, change-in-control, severance or other agreement in effect with the Participant, the term of the Plan shall control.

(b)Nontransferability.
(i)Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may permit Awards (other than Incentive Stock Options) to be transferred by the Participant, without consideration, subject to such rules as the Committee may adopt, to (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant or the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (1) by the Board or the Committee, or (2) as provided in the applicable Award Agreement; (each transferee described in clause (A), (B), (C) or (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with the immediately preceding paragraph shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award Agreement, to the Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the transferred Award, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement; and (E) any non- competition, non-solicitation, non-disparagement, non-disclosure, or other restrictive covenants contained in any Award Agreement or other agreement between the Participant and the Company or any Affiliate shall continue to apply to the Participant and the consequences of the violation of such covenants shall continue to be applied with respect to the transferred Award, including without limitation the clawback and forfeiture provisions of Section 14(v) of the Plan.
(c)Dividends and Dividend Equivalents. The Committee may provide the Participant with dividends or dividend equivalents as part of an Award, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable (i) in respect of outstanding Options or SARs or (ii) in respect of any other Award unless and until the Participant vests in such underlying Award; provided, further, that dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 60 days, after such Awards are earned and become payable or distributable (and the right to any such accumulated dividends or dividend equivalents shall be forfeited upon the forfeiture of the Award to which such dividends or dividend equivalents relate).
(d)Tax Withholding.
(i)The Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes (up to the maximum permissible withholding amounts) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action that the Committee or the Company deem necessary to satisfy all obligations for the payment of such withholding taxes.

(ii)Without limiting the generality of paragraph (i) above, the Committee may permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) payment in cash, (B) the delivery of shares of Common Stock (which shares are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on such date equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value on such date equal to such withholding liability. In addition, subject to any requirements of applicable law, the Participant may also satisfy the tax withholding obligations by other methods, including selling shares of Common Stock that would otherwise be available for delivery, provided that the Board or the Committee has specifically approved such payment method in advance.

(e)No Claim to Awards; No Rights to Continued Employment, Directorship or Engagement. No employee, director of the Company, consultant providing service to the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or to continue in the employ or the service of the Company or an Affiliate, nor shall it be construed as giving any Participant who is a director any rights to continued service on the Board.

(f)International Participants. With respect to Participants who reside or work outside of the United States, the Committee may amend the terms of the Plan or appendices thereto, or outstanding Awards, with respect to such Participants, in order to conform such terms with or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this subsection, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(g)Beneficiary Designation. The Participant’s beneficiary shall be the Participant’s spouse (or domestic partner if such status is recognized by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, the Participant’s estate, except to the extent that a different beneficiary is designated in accordance with procedures that may be established by the Committee from time to time for such purpose. Notwithstanding the foregoing, in the absence of a beneficiary validly designated under such Committee-established procedures and/or applicable law who is living (or in existence) at the time of death of a Participant residing or working outside the United States, any required distribution under the Plan shall be made to the executor or administrator of the estate of the Participant, or to such other individual as may be prescribed by applicable law.
(h)Termination of Employment or Service. The Committee, in its sole discretion, shall determine the effect of all matters and questions related to the termination of employment of or service of a Participant. Except as otherwise provided in an Award Agreement, or any employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if the Participant’s employment with the Company or its Affiliates terminates, but such Participant continues to provide services with the Company or its Affiliates in a non-employee capacity (including as a non-employee director) (or vice versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.
(i)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)Government and Other Regulations.
(i)Nothing in the Plan shall be deemed to authorize the Committee or Board or any members thereof to take any action contrary to applicable law or regulation, or Nasdaq rules or the rules of any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

(ii)The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to and in compliance with the terms of an available exemption. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, U.S. federal securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(iii)The Committee may cancel an Award or any portion thereof if it determines that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless prevented by applicable laws, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)Section 83(b) Elections. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan, makes an election under Section 83(b) of the Code, the Participant shall notify the Company of such election within ten days after filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to Section 83(b) of the Code.
(l)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to such person’s spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)No Trust or Fund Created. This Plan and Awards hereunder are intended to be unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended, and shall be construed and interpreted in accordance with such intent. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and the Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or to otherwise segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company.
(o)Reliance on Reports. Each member of the Committee and each member of the Board (and each such member’s respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent registered public accounting firm of the Company or any of its Affiliates or any other information furnished in connection with the Plan by any agent or advisor of the Company or the Committee or the Board.
(p)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(q)Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.
(r)Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(s)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(t)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company.
(u)Section 409A of the Code.
(i)It is intended that the Plan be exempt from or comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company, including any taxes and penalties under Section 409A of the Code, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
(ii)Notwithstanding anything in the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are payable on account of the Participant’s “separation from service” and that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” within the meaning of Section 409A of the Code or, if earlier, the Participant’s date of death. All such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)In the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.
(iv)Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) and/or the rules and regulations of NASDAQ or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements).

(w)No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or non-U.S. tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(x)No Interference. The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(y)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

***

As approved by the Board of Directors of the Company on March 9, 2018 and as adopted by the stockholders of the Company on June 6, 2018, and as amended by the Board of Directors of the Company on March 24, 2020 and adopted by the stockholders of the Company on June 8, 2020, and as amended by the Board of Directors of the Company on March 7, 2022 and adopted by the stockholders of the Company on June 10, 2022, and as amended by the Committee on June 10, 2022, and as amended by the Board of

Directors on April 18, 2023 and adopted by the stockholders of the Company on June 6, 2023, and as amended by the Committee on February 26, 2024, and as further amended by the Committee on April 18, 2024.

APPENDIX B

IOVANCE BIOTHERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED

1. Establishment, Purpose and Term of Plan.

1.1 Establishment. The Iovance Biotherapeutics, Inc. 2020 Employee Stock Purchase Plan (as amended from time to time, the “Plan”) is hereby established effective as of June 8, 2020, the date of its initial approval by the stockholders of the Company (the “Effective Date”).

1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3 Term of Plan. The Plan shall continue in effect until its termination by the Committee.

2. Definitions and Construction.

2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means the occurrence of any one or a combination of the following:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(p)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii) approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(b) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d) “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(e) “Company” means Iovance Biotherapeutics, Inc., a Delaware corporation, or any successor corporation thereto.

(f) “Compensation” means, with respect to any Offering Period, regular base wages or salary, overtime payments, shift premiums and payments for paid time off, calculated before deduction of (i) any income or employment tax withholdings or (ii) any amounts deferred pursuant to Section 401(k) or Section 125 of the Code. Compensation shall be limited to such amounts actually payable in cash or deferred during the Offering Period. Compensation shall not include (i) sign-on bonuses, annual or other incentive bonuses, commissions, profit-sharing distributions or other incentive-type payments, (ii) any contributions made by a Participating Company on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than amounts deferred pursuant to Section 401(k) or Section 125 of the Code), (iii) payments in lieu of notice, payments pursuant to a severance agreement, termination pay, moving allowances, relocation payments, or (iv) any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase, stock option or other stock-based compensation plan, or any other compensation not expressly included by this Section.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. If an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract.

(i) “Fair Market Value” means, as of any date:

(i) If, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Committee, in its discretion.

(ii) If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined in good faith by the Committee.

(j) “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(k) “Non-United States Offering” means a separate Offering covering Eligible Employees of one or more Participating Companies whose Eligible Employees are subject to a prohibition under applicable law on payroll deductions, as described in Section 11.1(b).

(l) “Offering” means an offering of Stock pursuant to the Plan, as provided in Section 6.

(m) “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(n) “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

(o) “Officer” means any person designated by the Board as an officer of the Company.

(p) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(q) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(r) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(s) “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Committee as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Committee shall have the discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Committee shall designate from time to time and set forth in Exhibit A to this Plan those Participating Companies whose Eligible Employees may participate in the Plan.

(t) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(u) “Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

(v) “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

(w) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions or other funds accumulated on behalf of the Participant and not previously applied to the purchase of Stock under the Plan, and to terminate participation in the Plan at any time during an Offering Period.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa) “Subscription Agreement” means a written or electronic agreement, in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation or other method of payment authorized by the Committee pursuant to Section 11.1(b).

(bb) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(cc) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. Administration.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2 Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Section 4. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Purchase Rights in an Offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States.

3.4 Power to Establish Separate Offerings with Varying Terms. The Committee shall have the power, in its discretion, to establish separate, simultaneous or overlapping Offerings having different terms and conditions and to designate the Participating Company or Companies that may participate in a particular Offering, provided that each Offering shall individually comply with the terms of the Plan and the requirements of Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to such Offering shall have the same rights and privileges within the meaning of such section.

3.5 Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld or paid in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan. All such actions by the Company shall be taken consistent with the requirements under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section, except as otherwise permitted by Section 3.3 and the regulations under Section 423 of the Code.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4. Shares Subject to Plan.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 1,900,000 and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan, the Annual Increase, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1 and 8.2) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5. Eligibility.

5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a) Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3 Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6. Offerings.

The Plan shall be implemented by sequential Offerings of approximately six (6) months’ duration or such other duration as the Committee shall determine. Offering Periods shall commence on or about the fifteenth (15th) days of June and December each year and end on or about the fourteenth (14th) day of the next December and June, respectively, occurring thereafter. Notwithstanding the foregoing, the Committee may establish additional or alternative concurrent, sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the Committee shall so determine in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Committee shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of an Offering Period or a Purchase Period is not a day on which the principal stock exchange or quotation system on which the Stock is then listed is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

7. Participation in the Plan.

7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed written or electronic Subscription Agreement to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement in the manner permitted or required on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate Company office or representative on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the final Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8. Right to Purchase Shares.

8.1 Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date or (b) the Share Limit (determined as provided below). The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 420 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

8.2 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

9. Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10. Accumulation of Purchase Price through Payroll Deduction.

Except as provided in Section 11.1(b) with respect to a Non-United States Offering, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions effective following the first pay day during an Offering) or more than twenty percent (20%). The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date.

10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3 Election to Decrease or Stop Payroll Deductions. During an Offering Period, a Participant may elect to decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in such Offering Period unless the Participant withdraws from the Plan as provided in Section 12.1.

10.4 Administrative Suspension of Payroll Deductions. The Company may, in its discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, suspended payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was clause (a) in the preceding sentence, or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation (and other amounts received from a non-United States Participant pursuant to Section 11.1(b)) shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such amounts received or held by the Company may be used by the Company for any corporate purpose.

10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account.

11. Purchase of Shares.

11.1 Exercise of Purchase Right.

(a) Generally. Except as provided in Section 11.1(b), on each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

(b) Purchase by Non-United States Participants for Whom Payroll Deductions Are Prohibited by Applicable Law. Notwithstanding Section 11.1(a), where payroll deductions on behalf of Participants who are citizens or residents of countries other than the United States (without regard to whether they are also citizens of the United States or resident aliens) are prohibited by applicable law, the Committee may establish a separate Offering (a “Non-United States Offering”) covering all Eligible Employees of one or more Participating Companies subject to such prohibition on payroll deductions. The Non-United States Offering shall provide another method for payment of the Purchase Price with such terms and conditions as shall be administratively convenient and comply with applicable law. On each Purchase Date of the Offering Period applicable to a Non-United States Offering, each Participant who has not withdrawn from the Plan and whose participation in such Offering Period has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right a number of whole shares of Stock determined in accordance with Section 11.1(a) to the extent of the total amount of the Participant’s Plan account balance accumulated during the Offering Period in accordance with the method established by the Committee and not previously applied toward the purchase of Stock. However, in no event shall the number of shares purchased by a Participant during such Offering Period exceed the number of shares subject to the Participant’s Purchase Right. The Company shall refund to a Participant in a Non-United States Offering in accordance with Section 11.4 any excess Purchase Price payment received from such Participant.

11.2 Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock remaining available for issuance under the Plan or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3 Delivery of Title to Shares. Subject to any governing rules or regulations, as soon as practicable after each Purchase Date, the Company shall issue or cause to be issued to or for the benefit of each Participant the shares of Stock acquired by the Participant on such Purchase Date by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

11.4 Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

11.5 Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and foreign taxes (including social insurance), if any, required to be withheld by any Participating Company upon exercise of the Purchase Right or upon such disposition of shares, respectively. A Participating Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7 Provision of Reports and Stockholder Information to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total amount credited to his or her Plan account prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s common stockholders.

12. Withdrawal from Plan.

12.1 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company office or representative designated by the Company (including a third-party administrator designated by the Company) a written or electronic notice of withdrawal on a form provided by the Company for this purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company office or representative designated by the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2 Return of Plan Account Balance. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

13. Termination of Employment or Eligibility.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares of Stock shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary designated in accordance with Section 20, if any, or legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14. Effect of Change in Control on Purchase Rights.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under outstanding Purchase Rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed or continued by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15. Nontransferability of Purchase Rights.

Neither payroll deductions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than as provided by the Plan or by will or the laws of descent and distribution. (A beneficiary designation pursuant to Section 20 shall not be treated as a disposition for this purpose.) Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16. Compliance with Securities Law.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17. Rights as a Stockholder and Employee.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18. Notification of Disposition of Shares.

The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares of Stock acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares of Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

19. Legends.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

20. Designation of Beneficiary.

20.1 Designation Procedure. Subject to local laws and procedures, a Participant may file a written designation of a beneficiary who is to receive (a) shares and cash, if any, from the Participant’s Plan account if the Participant dies subsequent to a Purchase Date but prior to delivery to the Participant of such shares and cash, or (b) cash, if any, from the Participant’s Plan account if the Participant dies prior to the exercise of the Participant’s Purchase Right. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. A Participant may change his or her beneficiary designation at any time by written notice to the Company.

20.2 Absence of Beneficiary Designation. If a Participant dies without an effective designation pursuant to Section 20.1 of a beneficiary who is living at the time of the Participant’s death, the Company shall deliver any shares or cash credited to the Participant’s Plan account to the Participant’s legal representative or as otherwise required by applicable law.

21. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Amendment or Termination of the Plan.

The Committee may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Committee, and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate the Plan or any Offering Period, (ii) accelerate the Purchase Date of any Offering Period, (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, or (v) take any combination of the foregoing actions.

* * *

As adopted by the Board of Directors of the Company on March 24, 2020, and as adopted by the stockholders of the Company on June 8, 2020, and as amended by the Board of Directors of the Company on April 18, 2023 and adopted by the stockholders of the Company on June 6, 2023, and as further amended by the Committee on April 18, 2024.

IOVANCE BIOTHERAPEUTICS, INC. Signature___________________________________Signature, if held jointly___________________________________Date_____________, 2024 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X PROXY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. CONTROL NUMBER  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  The Board of Directors recommends a vote “FOR” the following: The Board of Directors recommends that you vote FOR the proposals 2, 3, 4 and 5. (Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below) FOR ALL FOR ALL EXCEPT WITHHOLD ALL FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; 4. To approve an amendment to our 2018 Equity Incentive Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 29,700,000 shares to 36,700,000 shares and permit share recapture from our 2014 Equity Incentive Plan; and 5. To approve an amendment to our 2020 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 1,400,000 shares to 1,900,000 shares. 1. To elect seven directors named in the proxy statement accompanying this notice to serve until the 2025 Annual Meeting of Stockholders; PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend; https://www.cstproxy.com/iovance/2024 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2024. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY Election of Directors (1) Iain Dukes, D. Phil. (2) Athena Countouriotis, M.D. (3) Ryan Maynard (4) Wayne P. Rothbaum (5) Frederick G. Vogt, Ph.D., J.D. (6) Michael Weiser, M.D., Ph.D. (7) Wendy Yarno 2. To approve, by non-binding advisory vote, the compensation of our named executive officers; FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at https://www.cstproxy.com/iovance/2024 IOVANCE BIOTHERAPEUTICS, INC. Annual Meeting of Stockholders June 11, 2024 at 11:00 a.m. ET PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) of Iovance Biotherapeutics, Inc. hereby appoint(s) Fred Vogt and Jean-Marc Bellemin, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock of IOVANCE BIOTHERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 11, 2024 at 11:00 AM ET virtually via a live webcast at https://www.cstproxy.com/iovance/2024, and any adjournment or postponement of the meeting. Such proxies are authorized to vote in their discretion (i) for the election of any person to the Board of Directors if the nominees named herein becomes unable to serve or for good cause will not serve; and (ii on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting. (Continued, and to be marked, dated and signed, on the other side)